THIS AGREEMENT AND PLAN OF MERGER AND AMALGAMATION, dated as of  June 14,  1996  (this "Agreement"),  is  by and  among  HA-LO
          Industries, Inc., an Illinois corporation ("Acquiror"), HA-LO Acquisition Corporation, Inc., an Illinois corporation ("Acquiror Sub-1"), HA-LO Acquisition Corporation of Canada Ltd., a Canadian federal corporation ("Acquiror Sub-2"), Market USA, Inc., an Illinois corporation (the "U.S. Company"), Marusa Marketing Inc., a Canadian federal corporation (the "Canada Company"), Marusa Financial Services Ltd., a Canadian federal corporation ("Marusa Financial"), Nerok Verifications Inc., a Canadian federal corporation ("Nerok"), and the stockholders of the U.S. Company and the Canada Company who are identified on Schedule 1 to this Agreement (such stockholders, together with every other person who acquires shares of the authorized capital stock of the U.S. Company or the Canada Company prior to the "Effective Time" [as hereafter defined], are hereafter collectively the "Target Shareholders", and each individually is a "Target Shareholder").

                                     WITNESSETH:

               WHEREAS, the U.S. Company and the Canada Company are each engaged in the conduct of a telemarketing business on behalf of their respective clients and customers;

               WHEREAS, the U.S. Company and the Canada Company are "affiliates" through common ownership within the meaning of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and
          (ii) Accounting Series, Releases 130 and 135, as amended, of the Commission (the U.S. Company and the Canada Company are hereafter collectively the "Target Companies", and each individually is a "Target Company");

               WHEREAS, the Target Shareholders identified on Schedule 1 to this Agreement are currently the sole stockholders of the Target Companies;

               WHEREAS, the Canada Company engages in its telemarketing business alone and through Marusa Financial, and conducts telemarketing verification services through Nerok (Marusa Financial and Nerok are hereafter collectively the "Canadian Ancillary Service Entities", and each individually is a "Canadian Ancillary Service Entity");

               WHEREAS, Acquiror Sub-1, a wholly-owned first tier subsidiary of Acquiror, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Illinois, as amended ("Illinois Law"), will merge with and into the U.S. Company (the "U.S. Merger");


               WHEREAS, Acquiror Sub-2, a wholly-owned first tier subsidiary of Acquiror, upon the terms and subject to the conditions of this Agreement and in accordance with the Canada Business Corporations Act, as amended ("Canada Law"), will amalgamate with the Canada Company (the "Canada Amalgamation");

               WHEREAS, at the Effective Time, Acquiror, upon the terms and subject to the conditions of this Agreement, will cause a designee organized under Canada Law to acquire all of the right, title and interest of the Canada Ancillary Service Entities in all of their licenses, rights, properties and other assets, in exchange for such designee's (the "New Canadian Ancillary Service Entity") transfer to the Canadian Ancillary Service Entities of one hundred (100) shares in aggregate of Acquiror's common voting stock, no par value, together with its assumption, without recourse of any nature to Acquiror, of all debts, obligations, liabilities and "Taxes" (as hereafter defined) of the Canadian Ancillary Service Entities (such transaction is hereafter the "Ancillary Asset Acquisition") (the U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition are hereafter sometimes collectively referred to as the "Unitary Transaction");

               WHEREAS, the Board of Directors and shareholders of the U.S. Company have determined that the U.S. Merger and Unitary Transaction are in the best interests of the U.S. Company, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

               WHEREAS, the Board of Directors and shareholders of the Canada Company have determined that the Canada Amalgamation and Unitary Transaction are in the best interests of the Canada Company, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

               WHEREAS,  the Board  of  Directors and  shareholders of  the
          Canadian Ancillary Service Entities have determined that the Ancillary Asset Acquisition and Unitary Transaction are in the best interests of each Canadian Ancillary Service Entity, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

               WHEREAS, the Board of Directors of Acquiror has determined that the Unitary Transaction is in the best interests of Acquiror and its stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

               WHEREAS, for U.S. federal income tax purposes, it is intended that the U.S. Merger and the Canada Amalgamation shall qualify as a reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");



               WHEREAS, for Canada tax purposes, it is intended that the Canada Amalgamation shall qualify as a transaction exempt from taxation under the Canada/U.S. Income Tax Convention, as amended (the "Tax Convention"); and

               WHEREAS, for accounting purposes, it is intended that the Unitary Transaction shall be accounted for as a "pooling of interests";

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                      ARTICLE I

                               THE UNITARY TRANSACTION

               SECTION 1.01. The U.S. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Illinois Law, at the Effective Time, Acquiror Sub-1 shall be merged with and into the U.S. Company. As a result of the U.S. Merger, the separate corporate existence of Acquiror Sub-1 shall cease and the U.S. Company shall continue as the surviving corporation of the Merger (the "U.S. Surviving Corporation").

               SECTION 1.02. The Canada Amalgamation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Canada Law, at the Effective Time, Acquiror Sub-2 shall be amalgamated with the Canada Company. As a result of the Canada Amalgamation, the separate corporate existences of Acquiror Sub-2 and the Canada Company shall cease and the amalgamating corporations shall continue in existence as one amalgamated corporation under Canada Law (hereafter, the "Amalgamated Canada Corporation"), using such name, and having such features and characteristics, as are described in Schedule 2 to this Agreement.

               SECTION 1.03.  The  Ancillary Asset  Acquisition.   Upon the
          terms and subject to the conditions set forth in this Agreement and in the Asset Purchase Agreement in the form attached to this Agreement as Exhibit "A" and by this reference incorporated in and made a part hereof (the "Ancillary Asset Purchase Agreement"), and in accordance with Ontario (Canada) Law, at the Effective Time, the Canadian Ancillary Service Entities shall sell, convey, transfer and assign to the New Canadian Ancillary Service Entity, and the New Canadian Ancillary Service Entity shall purchase from the Canadian Ancillary Service Entities, free and clear of any liability, lien, claim, restriction or encumbrance whatsoever, except those created under the Ancillary Asset Purchase Agreement, all of their respective right, title and interest in and to all assets, properties, rights and privileges of every kind and nature whatsoever, tangible and

          intangible, wherever located, and whether or not used in or related to the conduct of a business (the "Ancillary Assets"); provided, however, the New Canadian Ancillary Service Entity, Marusa Financial and the Canada Company may, in their sole discretion, endeavor to cause the clients and customers of Marusa Financial to renew and/or renegotiate any contracts expiring prior to the Effective Time with the New Canadian Ancillary Service Entity.

               SECTION 1.04. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver, of the conditions set forth in Article VII, the parties shall cause the Unitary Transaction to be consummated by filing, as promptly as practicable without regard to priority of task, (i) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Illinois in such form as required by, and executed in accordance with, the relevant provisions of Illinois Law, (ii) the Articles of Amalgamation in the form attached to this Agreement as Exhibit "B" (the "Articles of Amalgamation") with the Department of Industry Canada, together with such other forms required by, and executed in accordance with, the relevant provisions of Canada Law, and (iii) all filings required (if any) to effectuate the purposes of the Ancillary Asset Purchase
          Agreement (the date and time at which the last of such filings shall become effective, and the Unitary Transaction deemed close for all purposes under this Agreement is hereafter the "Effective Time").

               SECTION 1.05. Effect of the Unitary Transaction. At the Effective Time, the effect of the U.S. Merger shall be as provided in the applicable provisions of Illinois Law, and the effect of the Canada Amalgamation shall be as provided in the applicable provisions of Canada Law. Without limiting the generality of those laws, and subject to their provisions, at the Effective Time, except as otherwise provided in this Agreement,
          (i) all the properties, rights, privileges, powers and franchises of Acquiror Sub-1 and the U.S. Company shall vest in the U.S. Surviving Corporation, (ii) all the properties, rights, privileges, powers and franchises of Acquiror Sub-2 and the Canada Company shall continue to be properties, rights, privileges, powers and franchises of the Amalgamated Canada Corporation, (iii) all debts, liabilities and duties of Acquiror Sub-1 and the U.S. Company shall become the debts, liabilities and duties of the U.S. Surviving Corporation, (iv) all debts, liabilities and duties of Acquiror Sub-2 and the Canada Company shall be the debts, liabilities and duties of the Amalgamated Canada Corporation, and (v) the New Canadian Ancillary Service Entity shall purchase the Ancillary Assets from the Canadian
          Ancillary Service Entities (subject to its assumption of all debts, obligations, liabilities and Taxes of same), for the purpose, among others, of continuing the businesses previously conducted by the Canadian Ancillary Service Entities.


               SECTION 1.06. Articles of Incorporation; By-Laws. At the Effective Time, (i) the Articles of Incorporation and the By-Laws of the U.S. Company shall be the Articles of Incorporation and the By-Laws of the U.S. Surviving Corporation, (ii) the Articles of Amalgamation shall be the Articles of the Amalgamated Canada Corporation, and (iii) the By-Laws of the Amalgamated Canada Corporation shall be in the form attached to this Agreement as Exhibit "C".

               SECTION 1.07.  Directors  and Officers.   Except  as may  be
          provided in the Employment Agreements attached as Exhibits "D" and "E" to this Agreement, the directors of Acquiror Sub-1 immediately preceding the Effective Time shall be the initial directors of the U.S. Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the By-Laws of the U.S. Surviving Corporation, and the officers of Acquiror Sub-1 immediately preceding the Effective Time shall be the initial officers of the U.S. Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The directors of Acquiror Sub-2 immediately preceding the Effective Time shall be the initial directors of the Amalgamated Canada Corporation, and the officers of Acquiror Sub-2 immediately preceding the Effective Time shall be the initial officers of the Amalgamated Canada Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               SECTION 1.08.  Taking Necessary Action; Further Action.  The
          parties shall each use reasonable efforts to take all action as may be necessary or appropriate to effectuate the Unitary Transaction at the time specified in Section 1.04 hereof. If, at any time following or prior to the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or (i) to vest the U.S. Surviving Corporation and the Amalgamated Canada Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of its constituent corporations, the officers of such Surviving or Amalgamated Corporation are fully authorized, in the name of each constituent corporation or otherwise, to take, and shall take, all such lawful and necessary action, to carry out the purposes of this Agreement, and (ii) the Ancillary Asset Purchase Agreement, and/or to vest the New Canadian Ancillary Service Entity with the Canadian Ancillary Service Entities' respective right, title and possession to all Ancillary Assets, the officers of the Canadian Ancillary Service Entities and the New Canadian Ancillary Service Entity are fully authorized to take, and shall take, all such lawful and necessary action desirable to carry out the purposes of this Agreement and the Ancillary Asset Purchase Agreement. Without limiting the generality of the forgoing, each such party shall take all steps necessary (if any) to conform their respective boards of directors  to  applicable  Laws,  and  obtain  and/or  renew  all

          licenses and other permits required to conduct their businesses under applicable Laws.

               SECTION 1.09. The Closing. The closing of the transactions contemplated by this Agreement will take place at the offices of Neal Gerber & Eisenberg, Chicago, Illinois, and will be effective at the Effective Time.

                                      ARTICLE II

                  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01. Conversion of Securities; Consideration. At the Effective Time, by virtue of the Unitary Transaction and without any further action on the part of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the Canadian Ancillary Service Entities or the holders of any of the following securities:

                    (a) Conversion Applicable to Shares of the U.S. Company. Each share of common stock, no par value per share, of the U.S. Company ("U.S. Company Common Stock"), issued and outstanding immediately preceding the Effective Time shall be converted into and become nineteen thousand one hundred twenty-five (19,125) shares (the "U.S. Exchange Ratio") of common voting stock, no par value, of the Acquiror ("Acquiror Common Stock"). All such shares of U.S. Company Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Acquiror Common Stock into which such U.S. Company Common Stock was converted in the U.S. Merger. Certificates previously representing shares of U.S. Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest; and

                    (b) Conversion Applicable to Shares of the Canada Company. Each share of Class A Common Stock of the Canada Company ("Canada Company Common Stock"), issued and outstanding immediately preceding the Effective Time shall be converted into and become three hundred eighteen thousand seven hundred (318,700) shares of Acquiror Common Stock (the "Canada Exchange Ratio"). Certificates previously representing shares of Canada Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest.


                    (c) Consideration Payable to the Canadian Ancillary Service Entities. At the Effective Time, the New Canadian Ancillary Service Entity shall transfer (or cause Acquiror to issue) (i) fifty (50) shares of Acquiror Common Stock to Marusa Financial against delivery of Marusa Financial's Ancillary Assets, and (ii) fifty (50) shares of Acquiror Common Stock to Nerok against delivery of Nerok's Ancillary Assets, representing one hundred (100) shares of Acquiror Common Stock in aggregate issuable to Marusa Financial and Nerok. Simultaneously therewith, the New Canadian Ancillary Service Entity shall assume and agree to pay and discharge the debts, obligations, liabilities and Taxes arising from the conduct of each Canadian Ancillary Service Entity's businesses preceding the Effective Time, in each case whether matured or unmatured, accrued or contingent, and whether now known or later discovered. As soon as practicable after the Effective Time, each of Marusa Financial and Nerok shall completely liquidate and dissolve under Canada Law, and each shall distribute to its stockholders in cancellation of all their outstanding shares of capital stock, all right, title and interest in and to the Acquiror Common Stock received in the exchange for the Ancillary Assets and debt assumptions under the Ancillary Asset Purchase Agreement.

                    (d)  Effect of Recapitalization,  Etc.  If between  the
               date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock, U.S. Company Common Stock or Canada Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the U.S. Exchange Ratio and/or Canada Exchange Ratio, and the aggregate number of Acquiror Common Stock to be issued to Marusa Financial and Nerok under the Ancillary Asset Purchase Agreement, as the case may be, shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Subject to the provisions of this subsection (d), at the Effective Time, after giving effect to all issuances by Acquiror of its voting common stock under this Section 2.01, an aggregate amount not exceeding two million five hundred fifty thousand (2,550,000) shares of Acquiror Common Stock shall be transferred at the Effective Time to the Target Shareholders, Marusa Financial and Nerok.

                    (e) No Fractional Shares. Anything in this Agreement to the contrary notwithstanding, any fractional shares of Acquiror Common Stock otherwise issuable in the Unitary Transaction shall be rounded upward or downward to the nearest whole number of shares of Acquiror Common Stock.


                    (f) Treasury and Other Shares. Each share of U.S. Company Common Stock held in the treasury of the U.S. Company and each share of U.S. Company Common Stock owned by Acquiror or any direct or indirect subsidiary of Acquiror, the U.S. Company, the Canada Company or the Canadian Ancillary Service Entities immediately preceding the Effective Time shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

                    (g) Conversion of Acquiror Sub Shares. Each share of common stock, no par value, of Acquiror Sub-1 issued and outstanding immediately preceding the Effective Time shall be converted into and exchanged for one (1) newly and validly issued, fully paid and nonassessable share of common stock of the U.S. Surviving Corporation, and each share of common stock, no par value, of Acquiror Sub-2 issued and outstanding immediately preceding the Effective Time shall be converted into and exchanged for one (1) newly and validly issued, fully paid and nonassessable share of Common Voting Stock of the Amalgamated Canada Corporation.

               SECTION 2.02. Exchange of Certificates; No Cash Payments in Lieu of Fractional Shares.

                    (a) Exchange of Certificates. At the Effective Time, each holder of record of a certificate or certificates which immediately preceding the Effective Time represented outstanding shares of U.S. Company Common Stock or Canada Company Common Stock, as the case may be (the "Target
               Certificates"), shall forthwith deliver to Acquiror the Target Certificates in exchange for and against certificates representing the shares of Acquiror Common Stock issuable pursuant to Section 2.01 hereof (such certificates for shares of Acquiror Corporation Stock are hereafter the "Acquiror Certificates"). Upon the transfer of a Target Certificate to Acquiror, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror, the holder of such Target Certificate shall receive in exchange therefor an Acquiror Certificate or Certificates representing, in aggregate, that number of whole shares of Acquiror Common Stock which such holder has received in respect of the shares of U.S. Company Common Stock or Canada Company Common Stock, as the case may be, formerly represented by such Target Certificate (after taking into account all shares of such U.S. Company Common Stock or Canada Company Common Stock, as the case may be, then held by such holder and the Exchange Ratio applicable thereto).

                    (b)  No Further  Rights in  Company Common Stock.   All
               shares of  Acquiror Common  Stock issued upon  conversion of

               the shares of U.S. Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of U.S. Company Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Canada Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Canada Company Common Stock.

               SECTION 2.03.  Stock Transfer Books.  At the Effective Time,
          the stock transfer books of the Target Companies shall, with respect to the Unitary Transaction, be closed and solely with respect to the Unitary Transaction, there shall be no further registration of transfers of shares of (i) U.S. Company Common Stock thereafter on the records of the U.S. Company, or (ii) Canada Company Common Stock thereafter on the records of the Canada Company. From and after the Effective Time, (i) the holders of Target Certificates representing shares of U.S. Company Common Stock outstanding immediately preceding the Effective Time shall cease to have any rights with respect to such shares of U.S. Company Common Stock following the U.S. Merger except as otherwise provided in this Agreement or by "Law" (as hereafter defined), and (ii) the holders of Target Certificates representing shares of Canada Company Common Stock outstanding immediately preceding the Effective Time shall cease to have any rights with respect to such shares of Canada Company Common Stock following the Canada Amalgamation except as otherwise provided in this Agreement or by Law. For the purposes of this Agreement, the term "Law" shall mean any Canada or U.S. federal, state, provincial, local or municipal law, statute, ordinance, rule, regulation, order, judgment or decree.

               SECTION 2.04. Other Securities and Options. At and as of the Effective Time:

                    (a) each outstanding share of common and preferred capital stock of the U.S. Company other than U.S. Company Common Stock ("Other U.S. Company Securities"), together with all options, warrants or other rights, agreements, arrangements or commitments (collectively, the "U.S. Company Options") to sell or purchase shares of U.S. Company Common Stock or Other U.S. Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall, to the extent not prohibited by Law, be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, the U.S. Company and the Target Shareholders shall take all corporate action necessary to effectuate the cancellation and termination of all Other U.S. Company Securities and U.S. Company Options; and




                    (b) each outstanding share of common and preferred capital stock of the Canada Company other than Canada Company Common Stock ("Other Canada Company Securities"), together with all options, warrants or other rights, agreements, arrangements or commitments (collectively, the "Canada Company Options") to sell or purchase shares of Canada Company Common Stock or Other Canada Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall, to the extent not prohibited by Law, be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, the Canada Company and the Target Shareholders shall take all corporate action necessary to effectuate the cancellation and termination of all Other Canada Company Securities and Canada Company Options.

                                     ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES

               The term "Target Company Adverse Effect", as used in this Agreement, shall mean any change or effect that, individually or when taken together with all other such changes or effects, would reasonably be considered to be materially adverse to the financial condition, business or results of operations of the U.S. Company, the Canada Company and their respective "subsidiaries" (if any), taken as a whole; provided, however, except to the extent set forth in Article IX hereof, the occurrence of any of the changes or events described in any Section of the "Target Company Disclosure Schedule" (as hereafter defined), shall not, individually or in the aggregate, constitute a breach of, or misstatement or inaccuracy in a representation or warranty of a Target Company hereunder, nor shall it constitute a Target Company Adverse Effect.

               The term "subsidiary" (or its plural) as used in this Agreement with respect to the U.S. Company, the Canada Company, Acquiror, the U.S. Surviving Corporation, the Amalgamated Canada Corporation, Marusa Financial, Nerok, or any other person, shall mean any corporation, partnership, joint venture or other legal entity of which the U.S. Company, the Canada Company, Acquiror, the U.S. Surviving Corporation, the Amalgamated Canada Corporation, Marusa Financial, Nerok or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, five percent (5%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               For purposes of this Article III, and Sections 6.04 and 7.01 hereof, the term "knowledge" means the actual knowledge of the

          following  individuals  (collectively,   the  "Target   Knowledge
          Persons"):   (1) the current Target Shareholders, (2) each person
          who, in accordance with Section 7.02(e)(iii) hereof, has executed an Employment Agreement as of the date of this Agreement, and (3) to the extent not previously described, the directors, officers and shareholders of the Target Companies and the Canadian Ancillary Service Entities who were in or acquired such director, officer or shareholder status at any time within the six (6) month period immediately preceding the date of this Agreement and ending at the Effective Time.

               Acquiror hereby agrees that to the extent any representation or warranty of a Target Company made hereunder is, to the actual knowledge of any person listed on Schedule 3 to this Agreement (the "Acquiror Knowledge Persons"), acquired prior to the Effective Time, untrue or incorrect in any material respect, and Acquiror does not elect to terminate this Agreement in accordance with the provisions of Section 8.01(b) hereof, then such representation or warranty shall be deemed to be amended as of the Effective Time to the extent necessary to render it consistent with the actual knowledge of such Acquiror Knowledge Person. The Target Companies agree they shall have the sole burden of proof to demonstrate the actual knowledge of an Acquiror Knowledge Person, and further agree that such burden shall include a showing that such actual knowledge was derived prior to the Effective Time from any one or more of the documents provided to Acquiror listed on Schedule 4 to this Agreement, which Schedule 4 is, by this reference, incorporated herein and made a part hereof.

               Except to the extent provided in the preceding paragraph, and except as set forth in the Target Company Disclosure Schedule attached to this Agreement and by this reference made a part hereof (the "Target Company Disclosure Schedule"), which Target Company Disclosure Schedule shall identify exceptions to the Target Companies' representations and warranties by specific Section references, the Target Companies hereby represent and warrant, jointly and severally, to Acquiror that:

               SECTION 3.01. Organization and Qualification; Subsidiaries. Each Target Company and its subsidiaries (if any), and each Canadian Licensed Entity and its subsidiaries (if any), is a corporation validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Except to the extent described in Section 3.01 of the Target Company Disclosure Schedule, each Target Company, each Canadian Ancillary Service Entity and, to the Target Companies' knowledge, each of their respective employees, separately possesses all requisite corporate or other power and authority to own, lease and operate its properties and/or to carry on their business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business

          conducted by such person or the ownership or leasing of its properties makes such qualification necessary, other than where the failure  to do  so would  not have  a Target Company  Adverse
          Effect.   A true and complete  list of each Target  Company's and
          Canadian   Licensed  Entity's   directly  and   indirectly  owned
          subsidiaries, together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by such Target Company, Canadian Licensed Entity or another subsidiary thereof, is set forth in Section 3.01 of the Target Company Disclosure Schedule.

               SECTION 3.02.  Articles of Incorporation; By-Laws.  The U.S.
          Company has furnished to Acquiror complete and correct copies of its Articles of Incorporation and By-Laws, as amended or restated, together with those of each of its subsidiaries. The Canada Company, Marusa Financial and Nerok have each furnished to Acquiror complete and correct copies of their respective Articles of Incorporation and By-Laws, as amended or restated, together with those of each of their respective subsidiaries. Except as set forth in Section 3.02 of the Target Company Disclosure Schedule, neither Target Company nor any subsidiary thereof, nor any Canadian Ancillary Service Entity nor any subsidiary thereof, is in violation of any provision of its Articles of Incorporation or ByLaws.

               SECTION 3.03. Capitalization of the Target Companies and the Canadian Ancillary Service Entities.

                    (a) As of the date of this Agreement, the authorized capital stock of the U.S. Company consists solely of one thousand (1,000) shares of U.S. Company Common Stock, no par value, of which one hundred (100) shares are issued and outstanding, and as of the date hereof there are not, and at the Effective Time there shall not be, any Other U.S. Company Securities authorized by the U.S. Company.

                    (b) As of the date of this Agreement, the authorized capital stock of the Canada Company consists solely of (i) an unlimited number of shares of (A) Class A Voting Shares, of which two (2) Class A Voting Shares are issued and outstanding, (B) Class B Non-Voting Shares, and (C) Classes A through D, inclusive, of Preferred Stock, and (ii) as of the date hereof there are not, and at the Effective Time there will not be, any other Canada Company Securities authorized by the Canada Company.

                    (c) As of the date of this Agreement, the authorized capital stock of Marusa Financial consists solely of (i) an unlimited number of Class A Common Non-Voting Shares, of which two (2) Class A Common Non-Voting Shares are issued and outstanding, (ii) an unlimited number of Class B Common


               Voting  Shares, of  which one hundred  (100) Class  B Common
               Voting Shares are issued and outstanding, and (iii) the other securities set forth in Section 3.03(c) of the Target Company Disclosure Schedule.

                    (d) As of the date of this Agreement, the authorized capital stock of Nerok consists solely of (i) an unlimited number of shares of (A) Class A Voting Shares, of which one hundred (100) Class A Voting Shares are issued and outstanding, (B) Class B Non-Voting Shares, and (C) Classes A through D, inclusive, of Preferred Stock, and (ii) as of the date hereof there are not, and at the Effective Time they will not be, any other Canada Company Securities authorized by Nerok.

                    (e) Except as described in Section 3.03(e) of the Target Company Disclosure Schedule no shares of U.S. Company Common Stock or Canada Company Common Stock are held in treasury or are reserved for any other purpose.

                    (f) All outstanding shares of U.S. Company Common Stock and Canada Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, a Target Company's Articles of Incorporation or By-Laws, or any agreement as to which any Target Company is a party or by which it is bound. Each of the outstanding shares of capital stock of, or other equity interests in, each Target Company's subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and such shares or other equity interests are owned by such Target Company, free and clear of all security interests, liens, claims, pledges, agreements, limitations on such Target Company's voting
               rights,  charges  or  other   encumbrances  of  any   nature
               whatsoever, except for an option in favor of Merchant Partners, Limited Partnership, a Delaware limited partnership ("MPLP"), pursuant to the terms and conditions of an October, 1993 agreement between certain Target Shareholders and MPLP, which was re-memorialized in a letter agreement dated November 9, 1995 (a true and correct copy of which is attached to this Agreement as Exhibit "F" and by this reference made a part hereof; hereafter, the "MPLP Option"). From October, 1993, through and including the date of this Agreement, the MPLP Option was, and at all times hereafter, through and including the period expiring at the Effective Time, the MPLP Option shall be, valid and binding on MPLP and the Target Shareholders who are signatory thereto, and there is no default (or event which, with the giving of notice or lapse of time, or both, would be a default) by any party thereto in the timely performance of any obligation to be performed or paid thereunder. The MPLP Option provides MPLP with no rights, and MPLP does not

               otherwise possess any right or claim, to acquire any shares of capital stock or assets of Marusa Financial or Nerok.

                    (g) Except as disclosed in Section 3.03(g) of the Target Company Disclosure Schedule, there are no U.S. Company Options to which the U.S. Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the U.S. Company or any of its subsidiaries or obligating the U.S. Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the U.S. Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of the U.S. Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of U.S. Company Common Stock or the capital stock of, or other equity interests in, any subsidiary of the U.S. Company, or (y) except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans to providers in the ordinary course of business and in amounts not exceeding five thousand dollars ($5,000) in the aggregate to any one such provider, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the U.S. Company, or any other person.

                    (h) Except as disclosed in Section 3.03(h) of the Target Company Disclosure Schedule, there are no Canada Company Options to which the Canada Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Canada Company or any of its subsidiaries or obligating the Canada Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Canada Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of the Canada Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Canada Company Common Stock or the capital stock of, or other equity interests in, any subsidiary of the Canada Company, or (y) except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans to providers in the ordinary course of business and in amounts not exceeding five thousand dollars ($5,000) in the aggregate to any one provider at any one time, provide funds to, or make

               any  investment   in  (in  the  form  of   a  loan,  capital
               contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Canada Company, or any other person.

                    (i) The Target Shareholders hold of record and own the entire beneficial interest in all of the outstanding U.S. Company Common Stock and Canada Company Common Stock. Each Target Shareholder's legal and beneficial stockholdings (by number of shares and percentage) in the Target Companies is listed opposite each such person's name and address on
               Schedule 1 attached to this Agreement.

                    (j) The shareholders of Marusa Financial and Nerok (the "MFN Shareholders") are listed on Schedule 1(a) to this Agreement. Each such MFN Shareholder's legal and beneficial stockholdings (by number of shares and percentage) in the Canadian Ancillary Service Entities is listed opposite each such person's name and address on said Schedule 1(a).

                    (k) With the exception of the MPLP Option, each Target Shareholder owns his shares of Target Company Common Stock, and such Target Company Common Stock is, on the date of this Agreement, and will be, at the Effective Time, free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever. No other person has any right, title or interest in or to such shares of Target Company Common Stock, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract (written or oral) or otherwise. No Target Shareholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares of Target Company Common Stock. The shares of Target Company Common Stock recited herein as being owned by the Target Shareholders constitute all of the issued and outstanding shares of capital stock of the Target Companies. Except for the MPLP Option, no Target Shareholder has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or its subsidiaries an option, warrant, right, put, call, commitment or agreement relating to, or any security convertible into, any shares of capital stock of the Target Companies or any such convertible security and, except as set forth in Section 3.03(k) to the Target Company Disclosure Schedule, no Target Shareholder is a party to any agreement (written or oral) respecting the issue, purchase, sale or transfer of any of the same.

                    (l) Each MFN Shareholder owns his shares of capital stock in Marusa Financial or Nerok, as the case may be, and such shares of stock are, on the date of this Agreement, and will be, at the Effective Time, free and clear of all

               liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands
               whatsoever.    No  other  person has  any  right,  title  or
               interest in or to shares of capital stock of Marusa Financial or Nerok, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract
               (written or oral)  or otherwise.   No MFN  Shareholder is  a
               party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares of Marusa Financial and/or Nerok capital stock. The shares of Marusa Financial and Nerok capital stock recited herein as being owned by the MFN Shareholders constitute all of the issued and outstanding shares of capital stock of the Canadian Ancillary Service Entities. No MFN Shareholder has entered into, issued or given, or agreed to enter into, issue  or  give, any  person  other  than  Acquiror  or  its
               subsidiaries   an  option,   warrant,   right,  put,   call,
               commitment   or  agreement  relating  to,  or  any  security
               convertible into, any shares of capital stock or assets of the Canadian Ancillary Service Entities and, except as set forth in Section 3.03(l) to the Target Company Disclosure Schedule, no MFN Shareholder is a party to any agreement (written or oral) respecting the issue, purchase, sale or transfer of any of the same.

                    (m)  As used in this Agreement, the term "person" means
               any   individual,  corporation,   partnership,  association,
               trust, unincorporated organization, other entity or group.

               SECTION 3.04. Authority. The Target Companies and the Canadian Ancillary Service Entities have the requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Target Company and Canadian Ancillary Service Entity and the consummation by such Target Company or Canadian Ancillary Service Entity of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any Target Company or Canadian Ancillary Service Entity are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Target Companies, the Target Shareholders and the Canadian Ancillary Service Entities, and assuming the due authorization, execution and deliver by Acquiror, Acquiror Sub-1 and Acquiror Sub-2, constitutes the legal, valid and binding obligation of each Target Company, Target Shareholder and Canadian Ancillary Service Entity.

               SECTION 3.05.  No Conflicts; Required Filings and Consents.



                    (a)  The execution  and delivery  of this  Agreement by
               the U.S. Company does not, and the performance of this Agreement by the U.S. Company shall not (i) conflict with or violate its Articles of Incorporation or By-Laws or equivalent organizational documents, or those of any of its subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), pursuant to the applicable requirements of U.S. and Canadian federal, state, provincial and local rules, Laws and regulations, including but not limited to the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities or blue sky laws and the rules and regulations thereunder ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Illinois Law, and (y) obtaining the consents, approvals, authorizations or permits described in
               Section 3.05(a) of the Target Company Disclosure Schedule, conflict with or violate any Laws applicable to the U.S. Company or any of its subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the U.S. Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the U.S. Company or any of its subsidiaries is a party or by which the U.S. Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

                    (b) The execution and delivery of this Agreement by the Canada Company, Marusa Financial and Nerok does not, and the performance of this Agreement by the Canada Company, Marusa Financial and Nerok shall not (i) conflict with or violate their respective Articles or By-Laws or equivalent organizational documents, or those of any of their subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements of U.S. and Canadian federal, state, provincial and local rules, Laws and regulations,

               including but not  limited to the  HSR Act, the  Competition
               Act (Canada), and the rules and regulations thereunder (the "Competition Act"), the Investment Canada Act, and the rules and regulations thereunder (the "Investment Act"), the Income Tax Act (Canada), as amended, and the rules and regulations thereunder (the "ITA"), and the filing and recordation of appropriate amalgamation documents (with respect to the Canada Company) as required by applicable
               Law,   and   (y)   obtaining   the    consents,   approvals,
               authorizations or  permits described  in Section  3.05(a) of the Target Company Disclosure Schedule, conflict with or violate any Laws applicable to the Canada Company, Marusa Financial, Nerok or any of their subsidiaries or by which any of their respective properties is bound or  affected, or
               (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become
               a  default)  under,   or  give  to  others   any  rights  of
               termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Canada Company, Marusa Financial, Nerok or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Canada Company, Marusa Financial, Nerok or any of their subsidiaries is a party or by which the Canada Company, Marusa Financial, Nerok or any of their subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

                    (c) The execution and delivery of this Agreement by the Target Companies and the Canadian Ancillary Service Entities does not, and the performance of this Agreement by the Target Companies and the Canadian Ancillary Service Entities shall not, individually or collectively, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, the HSR Act, the Competition Act, the Investment Act, the ITA, the consents, approvals, authorizations or permits described in
               Section 3.05(a) of the Target Company Disclosure Schedule, and the filing and recordation of appropriate merger or amalgamation documents as required by Illinois Law and Canada Law, as applicable.

               SECTION 3.06. Permits; Compliance. Each Target Company and its subsidiaries, and each Canadian Ancillary Service Entity and its subsidiaries, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances,

          exemptions,   consents,   certificates,   approvals  and   orders
          necessary for such Target Company, Canadian Ancillary Service Entity and their subsidiaries to own, lease and operate their respective properties or to carry on their respective businesses as they are now being conducted (each, a "Company Permit"), other than where  the failure to so possess  a Company Permit would not
          have  a  Target  Company   Adverse  Effect,  and  no  suspension,
          revocation or cancellation of any  such Company Permit is pending
          or,  to  the knowledge  of any  Target  Company, threatened.   No
          Target  Company,   Canadian  Ancillary  Service  Entity   or  any
          subsidiary of any of the foregoing is operating in conflict with, or is in default or violation of (i) any Canadian or U.S. federal, state, provincial or local rule, Law or regulation applicable to such person or by which its properties are bound or affected, including without limitation, the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, as amended, and the rules and regulations thereunder (the "Telemarketing Act"), other Canadian and U.S. federal, state, provincial and local telemarketing rules, Laws and regulations ("Other Telemarketing Laws"), and rules, Laws and regulations governing the sale of insurance or other financial products, or the performance of insurance agency or other financial services ("Financial Laws"), or (ii) any Company Permit, except for any such conflicts, defaults or violations which would not have a Target Company Adverse Effect. Each Company Permit material to the operations of a Target Company or Canadian Ancillary Service Entity is listed in Section 3.06 to the Target Company Disclosure Schedule.

               SECTION 3.07.  Governmental Reports; Financial Statements.

                    (a) Since December 31, 1992, the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries have filed all forms, reports, statements and other documents required to be filed with any applicable Governmental Entities, except where failure to file any such forms, reports, statements and other documents would not have a Target Company Adverse Effect (all such forms, reports, statements and other documents referred to in this Subsection (a) are, collectively, "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Time
               (i) were or will be prepared in all material respects in accordance with the requirements of applicable Laws, and
               (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                    (b) Except as disclosed in Section 3.07(b) of the Target Company Disclosure Schedule, the audited combined

               income statements of the Target Companies as at and for the periods ended December 31, 1993, 1994 and 1995, and the audited combined balance sheets of the Target Companies for the years ended  December 31, 1994  and 1995 (including,  in each case, related notes) (collectively, the "Target Company Financial Statements") delivered to Acquiror prior to the date  of this Agreement (i) have been prepared from, and are in agreement in all material respects with, the books, records and accounts
               (including consolidating workpapers and supporting entries), of the  Target Companies  and their subsidiaries,  (ii) have been prepared in all material respects in substantial accordance with the published rules and regulations of the Financial Accounting Standards Board and United States
               generally  accepted  accounting  principles   and  standards
               ("GAAP") applied on a consistent basis throughout the periods involved, (iii) fairly present in all material respects the financial position of the Target Companies and their subsidiaries on a combined basis as of the dates thereof, and (iv) fairly present, in all material respects, the combined  results of operations of  the Target Companies
               for  the  periods  indicated.       All assets,  properties,
               liabilities, debts, results of operations and cash flows of the Canadian Ancillary Service Entities have previously been, and shall continue to be, fully reported in the Target Company Financial Statements.

                    (c) Except as and to the extent set forth on the Target Company Financial Statements, including all notes thereto, the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries have no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of such Target Company (or in the notes thereto), prepared in accordance with GAAP applied on a consistent basis, except for liabilities or obligations described in Section 3.07(c) of the Target Company Disclosure Schedule, or incurred in the ordinary course of business since December 31, 1995, that would not have a Target Company Adverse Effect.

               SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in Section 3.08 of the Target Company Disclosure Schedule, (i) since December 31, 1995, there has not been, and the Target Companies have no knowledge of any facts that are reasonably likely to result in, any event or events causing a Target Company Adverse Effect, and (ii) from December 31, 1995, to the date of this Agreement, there has not been any change by a Target Company, Canadian Ancillary Service Entity or any subsidiary in its accounting methods, principles or practices,


          except any such change after the date of this Agreement mandated by a change in GAAP.

               SECTION 3.09.  Absence of Litigation.

                    (a) Section 3.09(a) of the Target Company Disclosure Schedule lists and briefly describes all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind affecting each Target Company, Canadian Ancillary Service Entity and their respective subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Target Companies, threatened. Except as noted in Section 3.09(a) of the Target Company Disclosure Schedule, none of the matters listed therein may reasonably be expected to have a Target Company Adverse Effect. There is no action pending seeking to enjoin or restrain the Unitary Transaction or any of the transactions contemplated by this Agreement.

                    (b) Except as set forth in Section 3.09(b) of the Target Company Disclosure Schedule, neither Target Company, Canadian Ancillary Service Entity nor any of their respective subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of such Target Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

               SECTION 3.10.  Contracts; No Default.

                    (a) Section 3.10(a) of the Target Company Disclosure Schedule sets forth as of the date of this Agreement a listing of each contract or agreement of each Target Company, Canadian Ancillary Service Entity or their respective subsidiaries in effect as of the date of this Agreement and:

                    (i) concerning a partnership, joint venture or other business venture involving the sharing of profits with another person;

                    (ii) relating to the employment or compensation of any employee, officer, director or agent, with respect to which there is or may be an obligation by a Target Company or Canadian Ancillary Service Entity to provide current or deferred compensation in excess of U.S. fifty thousand dollars (U.S. $50,000) per year for such person, and which is not terminable by such Target Company or Canadian



               Ancillary Service Entity without premium or penalty on less than twenty (20) days prior notice;

                    (iii) under which such Target Company's, Canadian Ancillary Service Entity's or subsidiary's unfulfilled obligations exceed U.S. fifty thousand dollars (U.S.$50,000) in value;

                    (iv) under which any Target Company, Canadian Ancillary Service Entity or subsidiary has obtained access to or through local or long-distance telephone carriers or other Canada and U.S. federally-regulated entities;

                    (v) relating to any customer of a Target Company listed on Section 3.26 to the Target Company Disclosure Schedule;

                    (vi)   relating to telephone or telemarketing equipment
               or other personal property purchases involving an expenditure (or series thereof) of U.S. fifty thousand dollars (U.S.$50,000) or greater, or to the development of computer software programs or applications involving expenditures of U.S. twenty-five thousand dollars (U.S.$25,000) or greater (but excluding annual maintenance expenses arising after the first twelve (12) months following acceptance thereof);

                    (vii) relating to bonus and incentive plans or similar plans and arrangements providing for the payment of bonuses, commissions, incentive compensation or similar result-based salary or other remuneration to employees and other service providers to the Target Companies;

                    (viii)   relating  to  borrowed  money,  guarantees  or
               undertakings to answer for the debts of another, or otherwise encumbering title to any asset, excepting purchase money obligations relating to personal property which do not exceed U.S. fifty thousand dollars (U.S.$50,000) in any one case;

                    (ix) concerning a conditional sales contract or lease of personal property involving an annual expenditure (or series thereof) of U.S. twenty-five thousand (U.S.$25,000) or greater;

                    (x) concerning a lease or agreement relating in any manner to real estate; and

                    (xi) relating to royalty or licensing contracts, or contracts requiring similar payments (including software license agreements) involving or which may reasonably in the


               future involve an amount in excess of U.S. ten thousand dollars (U.S.$10,000) annually.

                    (b) Section 3.10(b) of the Target Company Disclosure Schedule lists each contract or agreement to which any Target Company, Canadian Ancillary Service Entity or any of their respective subsidiaries, directors, affiliates, shareholders, employees or officers is a party limiting the right of such Target Company, Canadian Ancillary Service Entity or any such person to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by such Target Company, Canadian Ancillary Service Entity or any such person prior to or after the Effective Time, or by the Acquiror or any of its subsidiaries or affiliates after the Effective Time. For the purpose of this Agreement, the term (i) "affiliate", in addition to the meaning given by the Commission, means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise, and (iii) "Company Contracts" means the contracts and agreements listed in Sections 3.10(a) and 3.10(b) of the Target Company Disclosure Schedule.

                    (c) Each Company Contract, each other contract or agreement which would have been required to be disclosed in
               Section 3.10(a) of the Target Company Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, and each contract or agreement listed in Section 3.10(b) of the Target Company Disclosure
               Schedule is, on the date hereof, and shall be at the Effective Time, in full force and effect and valid and binding as to the contracting Target Company or Canadian Ancillary Service Entity and, to the knowledge of the Target Companies, the other party or parties signatory thereto. With respect to each such Company Contract, there is no default (or any event known to a Target Company which, with the giving of notice or lapse of time or both, would be a default) by a Target Company or Canadian Ancillary Service Entity or, to the knowledge of the Target Companies, any other party or parties thereto, in the timely performance of any obligation to be performed or amount to be paid thereunder, which default would have a Target Company Adverse Effect.


               SECTION 3.11.  Employee Benefit Plans; Labor Matters.

                    (a) Section 3.11(a) of the Target Company Disclosure Schedule sets forth all pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which a Target Company is owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plans, or other employee benefit plans, trusts, arrangements, contracts, agreements, policies or commitments (including without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any pension plan as defined in Section 1 of the Pension Benefits Act (Quebec), as amended ("QBA"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA), under which current or former employees of a Target Company, Canadian Ancillary Service Entity or their respective subsidiaries or "Plan Affiliates" (as defined in Section 3.11(b) below) are entitled to participate by reason of their employment with such Target Company, Canadian Ancillary Service Entity, subsidiary or its Plan Affiliates, whether or not any of the foregoing is funded, and whether insured or self-funded, (i) to which a Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate is a party or a sponsor or a fiduciary thereof or by which such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate (or any of their rights, properties or assets) is bound, or (ii) with respect to which such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate has made any payments, contributions or commitments, or may otherwise have any liability (whether or not such plan, trust, arrangement, contract, agreement, policy or commitment is still in effect or frozen as to benefits or assets) (collectively, the "Employee Benefit Plans").

                    (b) For purposes of this Agreement, the term "Plan Affiliate" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, a Target Company or Canadian Ancillary Service Entity within the meaning of Section 414(b), (c),
               (m) or (o) of the Code, or within the intendment of the QBA.

                    (c) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in ERISA or the QBA, or is otherwise a pension, savings or retirement plan or a plan of deferred


               compensation, and the term "Welfare Plan" means any Employee Benefit Plan which is not a Pension Plan.

                    (d)  With respect to the Employee Benefit Plans:

                    (i) There are no Employee Benefit Plans which are multiemployer plans as defined in Section 3(37) of ERISA or
               Section 1 of the QBA, and neither the Target Companies, the Canadian Ancillary Service Entities nor any of their respective subsidiaries or ERISA Affiliates has incurred or may reasonably be expected to incur, any direct or indirect liability under or by operation of Title IV of ERISA or the QBA (including, without limitation, Sections 22, 75(1)(b), 86, 87, 88, 109 or 110 of the QBA).

                    (ii) There are no Employee Benefit Plans which promise or provide health or life benefits to retirees or former employees of a Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate other than as required by Title I of ERISA or Section 4980 of the Code, or otherwise as identified in Section 3.11(d) of the Target Company Disclosure Schedule.

                    (iii) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedule, each Employee Benefit Plan has at all times been operated and administered in material compliance with the applicable requirements of ERISA, the Code, the QBA, the ITA and any other applicable law (including regulations and rulings thereunder), and its terms.

                    (iv) Each Pension Plan identified in Section 3.11(a) of the Target Company Disclosure Schedule has (i) received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Plan meets all the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code, or (ii) been accepted for registration under the ITA. Any trust or trusts associated with such Pension Plans are tax exempt under Section 501(a) of the Code or the relevant provisions of the ITA. To the knowledge of the Target Companies, there is no reason why the tax-qualified or registered status of any such Pension Plan should be revoked, whether retroactively or prospectively, by any Governmental Entity pursuant to applicable rules, Laws or regulations. All amendments to the Pension Plans which were required to be made through the date hereof and the Effective Time under Section 401(a) of the Code or the applicable provisions of the ITA subsequent to the issuance of each such Plan's determination letter or registration have been made, including all amendments required to be made by each respective date by the Tax Reform Act of 1986, the


               ITA, the Canadian federal budget announced in March, 1996, and any other rules, Laws or regulations legislation affecting such Employee Benefit Plans. Except as set forth in Section 3.11(d) of the Target Company Disclosure Schedule, there are no amendments which are required to be made to such Pension Plans which adversely affect, or may result in the discontinuance of, the continuing tax-qualification or registered status of such Pension Plans under the Code or the ITA.

                    (v) To the knowledge of the Target Companies, no actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or Governmental Entity have been filed or are pending with respect to any Employee Benefit Plan or its sponsor, or such sponsor's subsidiaries or Plan Affiliates, in connection with any Employee Benefit Plan, or the fiduciaries responsible for such Employee Benefit Plan, and to the knowledge of the Target Companies, no state of facts or conditions exist which reasonably could be expected to subject such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate to any material liability (other than routine claims for benefits) in accordance with the terms of such Employee Pension Plan or pursuant to applicable rules, Laws or regulations.

                    (vi) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedule, the following clauses are true with respect to each Employee Benefit Plan:

                         (A) All material filings required by ERISA, the Code or the ITA, or any other applicable rules, Laws or regulations, have been timely filed and all material notices and disclosures to Plan participants required by same have been timely provided.

                         (B)  The Target Companies, the  Canadian Ancillary
                    Service Entities and their respective subsidiaries and Plan Affiliates have not made, nor have they committed to make, whether in writing or orally, any representation, payment, contribution or award to or under any Employee Benefit Plan (other than as required by its terms, the Code, ERISA, the ITA or the QBA).

                         (C) All contributions and payments made or accrued with respect to each Employee Benefit Plan required to be disclosed in Section 3.11(a) of the Target Company Disclosure Schedule are deductible in full under the Code or the ITA, as applicable. All contributions, premiums or payments required to be made with respect to each such Employee Benefit Plan have

                    been or will hereafter be made on or before their due date(s).

                         (D) Except as disclosed in Section 3.11(e) of the Target Company Disclosure Schedule, with respect to each Employee Benefit Plan, the Target Companies have delivered to Acquiror true and complete copies of the following documents to the extent in each case that such documents exist or are required to be preserved under applicable domestic or foreign Laws:

                              (1) plan documents, subsequent plan amendments, and any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment;

                              (2) summary plan descriptions and summaries of material amendments and modifications;

                              (3) the most recent tax-qualified determination letters received from, or applications pending with, the IRS with respect to Pension Plans;

                              (4) the most recent letters received from the Department of National Revenue and the Pension Commission of Quebec relating to the status of the Pension Plans adopted by the Canada Company, and a copy of the most recent letter of confirmation of registration for such Plans pursuant to the ITA and the QBA;

                              (5) the three most recent annual information returns, including related schedules and audited financial statements and opinions of independent certified public accountants, for each Employee Benefit Plan filed (i) on IRS Form 5500 for
                         Employee Benefit Plans adopted by the U.S. Company, and (ii) on such forms prescribed under the QBA for Employee Benefit Plans adopted by the Canada Company; and

                              (6) all related trust agreements, insurance contracts or other funding agreements that imple-ment each such Employee Benefit Plan.

                    (vii) At no time have the Target Companies adopted any Pension Plan which is or could become subject to Title IV of ERISA, the funding standards of Section 402 of the Code, or which contain defined benefit provisions within the meaning of Section 147.1(1) of the ITA. The Target Companies have

               not, and no subsidiaries or Plan Affiliates thereof have, incurred any liability to, or adopted any Employee Benefit
               Plan or other arrangement which may expose it to liability of any nature whatsoever, to (i) the Pension Benefit Guarantee Corporation under Title IV or Section 502 of ERISA, (ii) the IRS under Chapter 43 of the Code, or (iii) the Department of National Revenue or the Pension Commission of Quebec under the ITA or other Canadian Laws;

                    (viii) With respect to each Employee Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, or any other transaction contrary to the provisions of the ITA, the QBA or the terms of such Employee Benefit Plan.

                    (e) The Target Companies have complied in all material respects with the provisions of ERISA, the Code and the ITA, as applicable, with respect to each Pension Plan and Welfare Plan heretofore adopted or currently in effect for the benefit of its employees, together with employees of their respective subsidiaries and Plan Affiliates. Each Employee Benefit Plan described in Section 3.11(a) of the Target Company Disclosure Schedule may, by its express terms, be amended or terminated, in whole or in part, without penalty, premium or unscheduled contributions or payments.

                    (f) No payment that is owed or may become due to any director, officer, employee or agent of a Target Company is subject to, and none shall result in the imposition of, tax under Section 280(G) or 4999 of the Code, nor is any Target Company obligated, orally or in writing, to "gross up" or otherwise compensate any such person due to the imposition of an excise or similar tax on payments made to such person by the Target Company.

                    (g)  The consummation of the  transactions contemplated
               by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of, (i) benefits payable to employees of or other compensated personnel at the Target Companies under any Employee Benefit Plan, Welfare Plan, or other plan, arrangement, contract or agreement, written or oral, (ii) a participant's vesting credits or years of service under any Pension Plan or Welfare Plan, or (iii) accruals with respect to any other benefits or amounts reserved under any such plan or arrangement.

                    (h) Section 3.11(e) of the Target Company Disclosure Schedule lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to

               which  either Target Company or any of its subsidiaries is a party and  which is applicable  to persons employed  by such
               Target  Company or subsidiary.   There is no  pending or, to
               the knowledge of the Target Companies, threatened, labor dispute, strike or work stoppage against a Target Company or any of its subsidiaries  which may materially interfere with
               the   business  activities  of   such  Target  Company,  its
               revenues,  profits,   cash  flows,   or  other   results  of
               operations,  or  those  of  its subsidiaries.    The  Target
               Companies have no knowledge of the commission of any unfair labor practices in connection with the operation of their respective businesses or the businesses of their respective subsidiaries, and there is not now pending or, to the knowledge of the Target Companies, threatened, any charge, complaint or other proceeding against any Target Company or its subsidiaries by the National Labor Relations Board, or comparable Governmental Entities, both Canadian and U.S., state and provincial, and local.

                    (i)  Section 3.11  (i) of the Target Company Disclosure
               Schedule sets forth all written employment agreements, employment contracts or understandings relating to employment to which each Target Company or any of its
               subsidiaries  is  a  party,   other  than  (i)  the  general
               employment of employees pursuant to an at-will understanding, and (ii) agreements, contracts or understandings which may be terminated without penalty or premium on no more than twenty (20) days' prior notice to the employed person. To the knowledge of the Target Companies, no employee of a Target Company or any of its subsidiaries holding the position of manager or higher is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind with any third party that in any material way would impede the ability of such employee to carry out fully all activities of such employee in furtherance of the business of such Target Company or any of its subsidiaries.

               SECTION 3.12. Taxes.

                    (a) (i) Except as disclosed in Section 3.12(a) of the Target Company Disclosure Schedule, all material Returns (as defined below) in respect of "Taxes" (as defined below) required to be filed with respect to each Target Company, Canadian Ancillary Service Entity and each of their subsidiaries (including any Canada or U.S. federal, state, provincial and local income tax returns and returns which would include a Target Company, Canadian Ancillary Service Entity or any subsidiary on a consolidated, combined or unitary basis, returns required to be filed under the ITA and under Part IX of the Excise Tax Act (Canada) (the "GST") and reports and returns applicable to the S Corporation


               Election under Section 1361 et. seq. of the Code filed by the U.S. Company and its stockholders (the "S Corporation Election") have been timely filed (including extensions), and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

                    (ii) Except as disclosed in Section 3.12(b) of the Target Company Disclosure Schedule, all Taxes shown on such Returns or otherwise known by a Target Company to be due or payable (whether by such Target Company, a Canadian Ancillary Service Entity or, in the case of the S Corporation Election, by a Target Shareholder, "Subchapter S Returns") have been timely paid by the party to whom chargeable and all payments of estimated Taxes required to be made with respect to a Target Company, Canadian Ancillary Service Entity or any of their respective subsidiaries, affiliates or shareholders under the Code, the ITA, the GST, or any comparable provision of Canada or U.S. federal, state, provincial, local or foreign law have been made on the basis of such Target Company's good faith estimate of the required installments;

                    (iii) Except as disclosed in Section 3.12 of the Target Company Disclosure Schedule, all such Returns (or, in cases where amended Returns have been filed, such Returns as amended) are believed by the Target Companies to be true, correct and complete in all material respects;

                    (iv) No material adjustment relating to any of such Returns has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof;

                    (v) There are no outstanding subpoenas or requests for information with respect to any Canada or U.S. federal, state or provincial income tax Returns of a Target Company, Canadian Ancillary Service Entity or subsidiary, or the Taxes reflected on such Returns, or with respect to Subchapter S Returns;

                    (vi) No Target Company or Canadian Ancillary Service Entity has, in any taxable period for which the statute of limitations on assessment remains open, acquired, either directly or through any subsidiary, any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired, either directly or through any subsidiary, by such Target Company or Canadian Ancillary Service Entity, and no subsidiary or corporation that was included in the filing of a Return with a Target Company or Canadian Ancillary Service Entity on a consolidated, combined, or unitary basis has left such

               corporation's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

                    (vii) No consent under Section 341(f) of the Code has been filed with respect to a Target Company, Canadian Ancillary Service Entity or their subsidiaries;

                    (viii) There are no Tax liens on any assets of a Target Company, Canadian Ancillary Service Entity or their subsidiaries other than liens for Taxes not yet due or payable or being contested in good faith;

                    (ix) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired;

                    (x) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries owes any material amount pursuant to any Tax sharing agreement or arrangement, and no such corporation will have any liability after the date hereof in respect of any Tax sharing agreement or arrangement executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed prior to the date of this Agreement or the Effective Time, whether any such agreement or arrangement is written or unwritten;

                    (xi) All material Taxes required to be withheld, collected or deposited by each Target Company, Canadian Ancillary Service Entity and their respective subsidiaries during any taxable period for which the statue of limitations on an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; without limiting the generality of the foregoing, the Canada Company and each Canadian Ancillary Service Entity has withheld at source and remitted to the relevant Government Entity all material amounts required to be withheld under the ITA, and has accounted for and remitted all Tax that has been collected and is remittable under the GST;

                    (xii) Neither Target Company nor any of its subsidiaries was acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under
               Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or


               actual elections are applicable to such Target Company or any of its subsidiaries;

                    (xiii) Neither Target Company nor any of its subsidiaries is or has been subject to the provisions of
               Section 1503(d) of the Code related to "dual consolidated loss" rules;

                    (xiv) Neither Target Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Unitary Transaction; and

                    (xv) No property of any Target Company or any of its subsidiaries is property that is or will be required to be treated as being owned by another person under the provisions of section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986); or is "tax-exempt use property" within the meaning of Section 168 of the Code.

                    (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax, other than real or personal property Taxes to which a Target Company, Canadian Ancillary Service Entity or their subsidiaries may be subject;

                    (ii) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries is, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, provincial, local or foreign Tax (including income and franchise Taxes but not including real or personal property Taxes) by the Internal Revenue Service, Revenue Canada or the applicable Tax authority in each such other country, state, local, or foreign jurisdiction.

                    (c)  (i)  Except   as   expressly   provided  in   this
               subdivision (i), no Target Company, Canadian Ancillary Service Entity or any of their subsidiaries has any --

                         (A) Material income reportable for a period ending after the Effective Time but attributable to an installment sale occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or



                         (B) Material deferred gain or loss arising out of any deferred intercompany transaction.

                    (ii) No written Tax sharing or allocation agreement exists involving a Target Company or Canadian Ancillary Service Entity.

                    (iii) Neither Target Company nor any of its subsidiaries has any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal or Canada income tax purposes as of the Effective Time.

                    (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Canada or U.S. federal, state, provincial, local or foreign governmental entity or taxing authority or agency, including, without limitation,

                    (i) income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, goods and services, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, withholding taxes pursuant to the Tax Convention, windfall profits, transfer and gains taxes;

                    (ii) customs duties, imposts, charges, levies or other similar assessments of any kind; and

                    (iii) interest, penalties and additions to tax imposed with respect thereto.

          As used herein, the term "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS, Revenue Canada or any U.S. State or Canada provincial equivalent, or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined, unitary and Subchapter S Returns. For the purposes of this Section 3.12, references to a Target Company or Canadian
          Ancillary Service Entity and each of its subsidiaries shall include former subsidiaries of such Target Company or Canadian Ancillary Service Entity for periods during which any such
          corporations  were  owned,  directly   or  indirectly,  by   such
          corporation.

               SECTION 3.13. Intellectual Property Rights. Except as set forth in Section 3.13 to the Target Company Disclosure Schedule,

          each Target Company  and its subsidiaries  owns or possesses  the right  or  license  to  use  all  material  patents,  trademarks,
          servicemarks,  trade  names,   slogans,  registered   copyrights,
          industrial designs, and  all trade secrets  (including scientific
          and   technical   information,   design  processes,   procedures,
          formulae, data processing techniques, computer programs and improvements, the specialized information and technology embodied in communications  program materials, software  documentation and other program and system designs), it currently uses, without any known conflict or alleged conflict with, or infringement of, the rights of others. Section 3.13 of the Target Company Disclosure
          Schedule identifies in all material respects (i) the intellectual property (including, without limitation, issued domestic and foreign patents, patent applications pending, patent applications in  process, industrial  designs, industrial  design applications and registrations, trademarks, trademark registrations, trademark registration applications, copyright registrations, copyright
          registration   applications,   service   marks,    service   mark
          registrations, service mark registration applications, know-how agreements, licenses (other than of computer software which is
          generally  commercially  available),   rights  acquired   through
          litigation, logos, trade names and trade secrets material to the conduct of the business of the Target Companies (collectively,
          the   "Owned  Intellectual  Property"),   and  (ii)  intellectual
          property currently licensed to such Target Company ("Licensed Intellectual Property") (together with the "Owned Intellectual Property", the "Intellectual Property"). To the knowledge of the Target Companies, (i) the agreements and/or arrangements for Licensed Intellectual Property (including computer software) are in full force and effect; (ii) the rights of each Target Company thereunder are free and clear of all adverse claims, options, liens, charges, security interests and encumbrances; and (iii) no material defaults exist thereunder. There are no interference, opposition or cancellation proceedings or infringement suits pending, or, to the knowledge of the Target Companies threatened, with respect to any Owned Intellectual Property.  Within the last six (6) years, no  Target Company or subsidiary has  been charged with infringing any patent or trademark right of any person. The Intellectual Property comprises all of the intellectual property rights and licenses pertaining thereto necessary for the Target Companies to conduct their respective businesses as now operated, and  such Intellectual Property is sufficient for the purposes of
          operating  the  communications   hardware  and  other   equipment
          utilized   by  the   Target   Companies  in   the  provision   of
          telemarketing  services   generally.    No  Target   Company  has
          knowingly taken or knowingly allowed there to be taken any action to cause any of the material Owned Intellectual Property relating to its business or operations to enter the public domain,

          or knowingly failed to take such action necessary to prevent such Owned Intellectual Property from so entering the public domain.



               SECTION 3.14. Certain Business Practices and Regulations. Neither Target Company nor any of its subsidiaries, nor any of their respective executive officers, directors, or managerial employees has, to the knowledge of such Target Company, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Law, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its books and records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for foreign, federal, state, provincial or local public office in violation under any Law, or (iv) engaged in any activity constituting fraud or abuse under the Laws relating to telemarketing or insurance.

               SECTION 3.15. Insurance. All policies and binders of insurance for professional liability, directors and officers, fire, liability, worker's compensation and other customary matters held by or on behalf of each Target Company or its subsidiaries ("Insurance Policies") have been made available to Acquiror. The Insurance Policies (which term shall include any insurance policy entered into after the date of this Agreement in replacement of an Insurance Policy; provided, that such replacement policy shall insure against risks and liabilities, and in amounts and under terms and conditions, substantially the same as those provided in such replaced policy or binder) are in full force and effect and neither Target Company nor any of their subsidiaries is in default with respect to any material provision contained in any Insurance Policy nor, to the knowledge of such Target Company, has such Target Company or its subsidiaries failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor, to the knowledge of such Target Company, has any coverage for current claims been denied, except where such default or failure individually or in the aggregate would not reasonably be expected to have a Target Company Adverse Effect.

               SECTION 3.16. Accounting and Tax Matters. No Target Company, Canadian Ancillary Service Entity, nor, to the knowledge of the Target Companies, any of their subsidiaries or affiliates, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canadian Amalgamation from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canadian Amalgamation from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.






               SECTION 3.17. Real Property. Neither Target Company nor any of its subsidiaries owns or has the option or right to acquire any real property. Section 3.17 of the Target Company Disclosure Schedule sets forth a true and complete list of all real property leases to which a Target Company is a party (all such real estate is hereafter collectively, the "Real Property"). Each Target Company has heretofore furnished to Acquiror true and complete copies of the most recent lease with respect to any leased Real Property.

                    (a) Except as set forth in Section 3.17(a) of the Target Company Disclosure Schedule, no Target Company has any interest in, or any right or obligation to acquire any material interest in, any other real property.

                    (b) To the knowledge of the Target Companies, there are no pending or threatened requests, applications or proceedings to alter or materially restrict the zoning or other use restrictions applicable to any Real Property.

                    (c) Each Target Company is in material compliance with, and to the knowledge of the Target Companies the Real Property has not been used by any other person in violation of, any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean all Canadian and U.S. federal, state, provincial and local statutes, Laws, ordinances, codes, rules, regulations, orders, decrees, directives, permits, licenses and guidelines relating to protection of the environment, or to protection of the public health from releases into the environment of hazardous substances, pollutants or contaminants, including, but not limited to, the Comprehensive Environmental
               Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Environmental Quality Act, R.S.Q.C., Q-2, and Canadian and U.S. state and provincial tort laws and common Laws.

                    (d) With respect to the leases described in Section 3.17(d) of the Target Company Disclosure Schedule (i) the rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth therein, (ii) the lessee under each such lease has, as of the date hereof, the full right to exercise any renewal option contained therein, (iii) there are no written or oral contracts between a Target Company and any person relating to any claim by such person of any right to all or any part of the interest of such Target Company in any leasehold estate; and (iv) all security deposits required by such


               leases have been made and no material forfeiture with respect thereto has been claimed by any of the lessors.



                    (e) No Target Company is the subject of any remedial order entered with respect to real property of which it was previously or is currently in possession.

               SECTION 3.18.  Shareholder  Approval  Obtained.   The Target
          Shareholders and the MFN Shareholders have unanimously approved and consented to the Unitary Transaction.

               SECTION 3.19. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Target Company, Canadian Ancillary Service Entity or their subsidiaries or affiliates.

               SECTION 3.20. Title to Assets. Each Target Company, or its applicable subsidiary, is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its material properties and assets (except statutory liens for taxes, materialmen, warehousemen and landlords incurred in the ordinary course of business and not yet due), including those assets and properties reflected in the 1995 Target Company Financial Statements.

               SECTION 3.21. Related Party Transactions. Neither Target Company, nor to the knowledge of the Target Companies, any director, employee, shareholder, officer or agent of a Target Company, have any direct or indirect interest in any competitor, supplier or customer of a Target Company or in any person from whom or to whom a Target Company leases any property, or in any other person, firm or entity with whom a Target Company transacts business of any nature. Section 3.21 to the Target Company Disclosure Schedule identifies and describes all material contracts or other arrangements (oral or written), including, but not limited to, intercompany loans, advances, transfers of goods or services, or other transactions (whether or not for consideration), to which either Target Company is a party and to which the other, or any of their subsidiaries or affiliates, or their respective officers, directors, employees, shareholders, officers or agents, is directly or indirectly also a party.

               SECTION 3.22.  Bank Accounts.   Section 3.22  to the  Target
          Company Disclosure Schedule sets forth all banks and other institutions or agents in which either Target Company or any of its subsidiaries has or maintains an account, installment obligation, mortgage, deposit, escrow, lockbox or safe deposit box, the names of all persons authorized to draw thereon or to

          have access  thereto, the  number  of signatures  required to  be
          given  for   any  transaction,  deposit  or   withdrawal,  and  a
          description of the type of relationship maintained by such entity with such bank, institution or agent.

               SECTION 3.23. Officers and Directors. Section 3.23 to the Target Company Disclosure Schedule sets forth a list of the names, addresses and years of service of all officers and directors of the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries as of the date hereof.

               SECTION 3.24.  Powers of  Attorney.   No  Target Company  or
          Canadian Ancillary Service Entity has given any powers of attorney (irrevocable or otherwise) to any person or entity for any purpose whatsoever.

               SECTION 3.25. Guarantees. No Target Company or Canadian Ancillary Service Entity is a guarantor of, or indemnitor, co-maker or otherwise liable for, any indebtedness of any person, except as an endorser of checks received by it and deposited in the ordinary course of business.

               SECTION 3.26. Customers. Section 3.26 to the Target Company Disclosure Schedule sets forth a true, complete and accurate listing of (i) the names, addresses and telephone numbers of the ten (10) largest customers (measured by revenue) to whom the Target Companies and the Canadian Ancillary Service Entities, as a whole, have provided services during each of calendar years 1994 and 1995, (ii) the revenues attributable to each such customer for the same periods, and (iii) the approximate gross profits attributable to each such customer for such periods. The business of the Target Companies will, as of the Effective Time, include the services provided on behalf of those customers listed on Section 3.26 to the Target Company Disclosure Schedule. Except as specifically noted on such Disclosure Schedule, the Target Companies have no knowledge that the customers listed therein will not continue as customers of the U.S. Surviving Corporation and Amalgamated Canada Corporation on and after the Effective Time. Except for billings with respect to customer deposits, the Target Companies have made no billings whatsoever to their customers for services to be provided after the Effective Time. All customer deposits held by a Target Company arose from written agreements between such Target Company and the remitting customer, are correct as to amount, and no such customer has notified the Target Company of its intention to seek a refund of its deposit. All such customer deposits were received by the Target Companies in cash, in the ordinary course of their business. The Target Companies have previously delivered to Acquiror true and complete copies of all contracts and agreements (and written descriptions of any oral arrangements) between all such customers and the applicable Target Company. As of the date of this Agreement, no party to any such contract has defaulted in any of its material obligations thereunder, and no customer is in

          default of its payment obligations on invoices for services previously rendered by such Target Company.


               SECTION 3.27.  Proprietary  Software  Used in  the Business.
          Section 3.27 to the Target Company Disclosure Schedule contains a description of all material non-licensed computer software products and software programs (collectively, "Software Programs"), both generally available in a Target Company's business and under development (in all stages of development), that are used or intended for use in the business and operations of each Target Company. To the extent any Software Program has been developed by a third party for the benefit of, or in accordance with specifications provided by, a Target Company, the Target Company Disclosure Schedule sets forth the form and placement of the proprietary legends and/or copyright notices displayed in or on the Software Programs. To the Target Companies' knowledge, in no instance has the eligibility of any such Software Program for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action or inaction by a Target Company unless such forfeiture would not have a Target Company Material Effect. Except as provided in Section 3.27 of the Target Company Disclosure Schedule, the source code for such Software Programs has at all times been maintained in strict confidence and the only individuals or entities who have access to such source code are parties to written nondisclosure agreements with the Target Company. Section 3.27 to the Target Company Disclosure Schedule also sets forth all individuals and entities, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of such Software Programs. All individuals so listed in such
          Schedule have either (i) been party to a "work-for-hire" arrangement or agreement with a Target Company, in accordance with applicable national and state law, or (ii) have executed appropriate instruments of assignment in favor of such Target
          Company as assignee, conveying to such Target Company full, effective and exclusive ownership of all tangible and intangible property rights thereunder arising.

               SECTION 3.28. Receivables and Advances. All accounts receivable and advances of the Target Companies have arisen in the ordinary course of business, for full and adequate consideration, and, to the knowledge of the Target Companies, are subject to no claims, charges or defenses (either by a Target Company or by any other person). No person has asserted a right of set-off (or similar right) against any such receivable or advance.

               SECTION 3.29. Commission Policies. Each Target Company's commission and bonus policies with respect to employees and independent contractors entitled to receive commissions and/or

          bonus in excess of U.S. ten thousand dollars (U.S.$10,000) per year are described on Section 3.29 to the Target Company Disclosure Schedule.



               SECTION 3.30. Sole Source Suppliers. Section 3.30 to the Target Company Disclosure Schedule sets forth the names and addresses of, and volume of purchases from, any suppliers of significant goods, equipment or services to each Target Company (other than public utilities) with respect to which practical alternative sources of supply are not available.

               SECTION 3.31. Disclosure. No representations or warranties made by either Target Company under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to Acquiror, Acquiror Sub-1, Acquiror Sub-2 or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                      ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ACQUIROR

               The term "Acquiror Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of Acquiror and its subsidiaries, taken as a whole; provided, however, that the occurrence of any or all of the changes or events described in the Acquiror Disclosure Schedule shall not, individually or in the aggregate, constitute an Acquiror Adverse Effect. Except as set forth in the Acquiror Disclosure Schedule attached to this Agreement and by this reference made a part hereof (the "Acquiror Company Disclosure Schedule"), which Acquiror Company Disclosure Schedule shall identify exceptions to the Acquiror's represent-ations and warranties by specific Section references, Acquiror hereby represents and warrants to the Target Companies that:

               SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Acquiror and Acquiror's subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and each of Acquiror and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties

          makes such qualification necessary, other than where the failure to do so would not have an Acquiror Adverse Effect. A true and complete list of all of Acquiror's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another subsidiary of Acquiror, is set forth in Section 4.01 of the Acquiror Disclosure Schedule.

               SECTION 4.02. Articles of Incorporation; By-Laws. Acquiror has furnished to the Target Companies a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of each of Acquiror, Acquiror Sub-1 and Acquiror Sub-2. Neither Acquiror, Acquiror Sub-1 nor Acquiror Sub-2 is in violation of any of the provisions of its Articles of Incorporation or ByLaws.

               SECTION 4.03.  Capitalization of Acquiror.

                    (a) The authorized capital stock of Acquiror consists of (i) 25,000,000 shares of Acquiror Common Stock, and (ii) 10,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, (i) 10,479,219 shares of Acquiror Common Stock are issued and outstanding, and are duly authorized, validly issued, fully-paid and non-assessable and not subject to preemptive rights created by statute, Law, Acquiror's Articles of Incorporation or By-Laws or any agreement to which Acquiror is a party or is bound, (ii) approximately 3,111,905 shares of Acquiror
               Common Stock were reserved for future issuance pursuant to stock options, warrants and awards issued to certain officers, employees, consultants, directors and affiliates of Acquiror, and (iii) approximately 510,426 shares of Acquiror Common Stock were issued and outstanding pursuant to the terms and conditions of those certain agreements described in Section 4.03(a) of the Acquiror Disclosure Schedule, a significant portion of which are subject to set-off or cancellation in accordance with the terms and provisions of such agreements, and therefore may not be fully-paid and non-assessable. As of the date of this Agreement, no shares of Acquiror preferred stock were outstanding.

                    (b) As of the date of this Agreement, except as set forth in Section 4.03(b) to the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any subsidiary of Acquiror.




                    (c) Subject in all respects to the terms and conditions of this Agreement, the shares of Acquiror Common Stock to be issued pursuant to the Unitary Transaction (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, or by Acquiror's Articles of Incorporation or By Laws or any agreement to which Acquiror is a party or is bound, (ii) will, when issued, be registered under the Exchange Act and the Securities Act (but without representation as to effectiveness) and registered or exempt from registration under applicable Blue Sky Laws, and (iii) will, when issued, be listed on the NASDAQ.

               SECTION 4.04.  Capitalization of Acquiror Sub-1 and Sub-2.

                    (a) The authorized capital stock of Acquiror Sub-1 consists of 100,000 shares of Acquiror Sub-1 Common Stock of which, as of the date of this Agreement, 10,000 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Acquiror Sub-1 Common Stock are, and at the Effective Time all issued and outstanding shares of Acquiror Sub-1 Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub-1 Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

                    (b) The authorized capital stock of Acquiror Sub-2 consists of an unlimited shares of Acquiror Sub-2 Common Stock of which, as of the date of this Agreement, one (1) shares is issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Acquiror Sub-2 Common Stock are, and at the Effective Time, all issued and outstanding shares of Acquiror Sub-2 Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub-2 Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

                    (c) Except as disclosed in Section 4.04(c) to the Acquiror Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which Acquiror or either of Acquiror Sub-1 or Acquiror Sub-2 is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub-1 or Acquiror


               Sub-2, or obligating Acquiror or Acquiror Sub-1 or Acquiror Sub-2 to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, either of Acquiror Sub-1 or Acquiror Sub-2 by sale, lease, license or otherwise.

               SECTION 4.05.  Authority.   Each of Acquiror, Acquiror Sub-1
          and Acquiror Sub-2 has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
          The execution and delivery of this Agreement by Acquiror and such Acquiror Subs, and the consummation by Acquiror and such Acquiror Subs of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or such Acquiror Subs are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 and, assuming the due authorization, execution and delivery by the Target Companies, the Canadian Ancillary Service Entities, the Target Shareholders and the stockholders of Acquiror, constitutes the legal, valid and binding obligation of Acquiror, Acquiror Sub-1 and Acquiror Sub-2.

               SECTION 4.06.  No Conflict; Required Filings and Consents.

                    (a) The execution and delivery of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 do not, and the performance of this Agreement by Acquiror and such Acquiror Subs shall not (i) conflict with or violate the Articles, By-Laws or equivalent organizational documents of Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's subsidiaries, (ii) subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act, the Competition Act, the Investment Act, the ITA and the filing and recordation of appropriate merger and amalgamation documents as required by Illinois Law and Canada Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 4.06(b) of the Acquiror Disclosure Schedule, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's other subsidiaries or by which any of their respective properties is bound or affected, or
               (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of

               the  properties  or  assets  of  Acquiror,  Acquiror  Sub-1,
               Acquiror Sub-2 or any of Acquiror's other subsidiaries pursuant to, any note, bond, mortgage, indenture, contract,
               agreement,   lease,  license,  permit,  franchise  or  other
               instrument or obligation to which Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's other subsidiaries is a party or by which Acquiror, such Acquiror Subs or other Acquiror subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have an Acquiror Adverse Effect.

                   (b) The execution and delivery of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 do not, and the performance of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for
               (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act,
               the Competition Act, the Investment Act, the ITA, the Telemarketing Act, Other Telemarketing Laws and Insurance Laws, (ii) the consents, approvals, authorizations or permits described in Section 4.06(b) of the Acquiror Disclosure Schedule, and (iii) the filing and recordation of appropriate merger and amalgamation documents as required by Illinois Law and Canada Law.

               SECTION 4.07. Permits; Compliance. Each of Acquiror and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for Acquiror or any of its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Acquiror Permits") and no suspension, revocation or cancellation of any of the Acquiror Permits is pending or, to the knowledge of Acquiror, threatened, except where the failure to have, or the suspension, revocation or cancellation of, any of the Acquiror Permits would not have an Acquiror Adverse Effect. Neither Acquiror nor any of its subsidiaries is in conflict with, or in default or violation of
          (i) any Law applicable to Acquiror or any of its subsidiaries or by which any of their respective properties is bound or affected, or (ii) any of the Acquiror Permits, except for any such conflicts, defaults or violations which would not have an Acquiror Adverse Effect.

               SECTION 4.08.  Securities Reports; Financial Statements.

                    (a)  Since   December  31,   1993,  Acquiror   and  its
               subsidiaries have  filed (x) all forms,  reports, statements

               and  other documents  required  to  be  filed (or  filed  by
               reference)  with  (i)   the  Commission,  including  without
               limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all Proxy Statements relating to meetings of shareholders, (D) all required current reports on Form 8-K, (E) all other reports and
               registration   statements,  and   (F)  all   amendments  and
               supplements to all such reports and registration statements (collectively, the "Acquiror SEC Documents"), and (ii) any applicable state securities authorities, and (y) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where failure to file any such forms, reports, statements and other documents under this clause
               (y) would not have an Acquiror Adverse Effect (all such forms, reports, statements and other documents referred to
               in   this  Subsection   (a)  are,   collectively,  "Acquiror
               Reports").   The Acquiror  Reports,  including all  Acquiror
               Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (b) Except as disclosed in Section 4.08(b) of the Acquiror Disclosure Schedule, and except for changes required under GAAP or by the Commission, each of Acquiror's financial statements (including any notes to such financial statements) included within the Acquiror Reports (i) has been or will be prepared in all material respects in accordance with the published rules and regulations of the Financial Accounting Standards Board and GAAP and the Commission applied on a consistent basis throughout the periods involved, and (ii) fairly present, or will fairly present, in all material respects, the consolidated financial position of the Acquiror as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated; provided, however, the interim financial statements of Acquiror may (x) be subject to normal or recurring adjustments at Acquiror's fiscal year-end, (y) not necessarily be indicative of results for a full-fiscal year, and (z) contain pro-forma financial information which is not necessarily indicative of Acquiror's consolidated financial position.

                    (c) Except as and to the extent disclosed in Section 4.08(c) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries has any liabilities or

               obligations   of  any  nature  (whether  accrued,  absolute,
               contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror, prepared in accordance with GAAP, except (i) as otherwise disclosed in Section 4.08(c) of the Acquiror Disclosure Schedule, or (ii) for liabilities or obligations incurred in the ordinary course of business since March 31, 1996, that would not have an Acquiror Adverse Effect.

               SECTION 4.09. Absence of Certain Changes or Events. Except as disclosed in Section 4.09 of the Acquiror Disclosure Schedule, or as contemplated in this Agreement, (i) since March 31, 1996, there has not been, and Acquiror has no knowledge of any facts that are reasonably likely to result in, an Acquiror Adverse Effect, and
          (ii) from December 31, 1996, to the date of this Agreement, there has not been any change by Acquiror or its subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or the Commission.

               SECTION 4.10.  Absence of Litigation.

                    (a) There is no claim, action, suit, litigation, proceeding, arbitration, or, to the knowledge of Acquiror, investigation of any kind affecting Acquiror or any of its subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened, except for claims, actions, suits,litigations,proceedings, arbitrations or investigations which cannot reasonably be expected to have an Acquiror Adverse Effect.

                    (b) Neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which cannot reasonably be expected to have an Acquiror Adverse Effect.

               SECTION 4.11. Title to Assets. Acquiror, or its applicable subsidiary, is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its material properties and assets (except statutory liens for taxes, materialmen, warehousemen and landlords incurred in the ordinary course of business and not yet due), including those assets and properties reflected in the Acquiror's consolidated financial statements.


               SECTION 4.12. Accounting and Tax Matters. Neither Acquiror nor, to the knowledge of Acquiror, any of its subsidiaries or affiliates, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canadian Amalgamation from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canadian Amalgamation from constituting transaction qualifying as a reorganization under Section 368(a) of the Code.


               SECTION 4.13.  Ownership of Acquiror Subs; Prior Activities.

                    (a) Acquiror Sub-1 and Acquiror Sub-2 were formed for the purpose of engaging in the transactions contemplated by this Agreement and have no material debts or liabilities.

                    (b) As of the Effective Time, all the outstanding capital stock of each of Acquiror Sub-1 and Acquiror Sub-2 will be owned directly by Acquiror. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which either Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, such Acquiror Sub or obligating such Acquiror Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, such Acquiror Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of any Acquiror Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of such Acquiror Sub.

               SECTION 4.14. Brokers. Except as disclosed in Section 4.14 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

               SECTION 4.15. Disclosure. No representations or warranties made by Acquiror under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to the Target Companies, Target Shareholders or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                      ARTICLE V

                    COVENANTS RELATING TO THE CONDUCT OF BUSINESS



               SECTION 5.01. Affirmative Covenants of the Target Companies. The Target Companies and Canadian Ancillary Service Entities hereby covenant and agree with Acquiror and its subsidiaries that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, each Target Company and Canadian Ancillary Service Entity shall, and shall cause its subsidiaries to:

                    (a)  operate  its  business  only  in  the  usual   and
               ordinary course, consistent with reasonable past practices;

                    (b) use reasonable best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers, key employees and managers, and maintain existing good relationships with its customers, clients, vendors and suppliers;

                    (c) use reasonable best efforts to keep in full force and effect all liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

                    (d) confer with Acquiror from time-to-time at Acquiror's request to report on all manner of operational matters, and to provide, orally or in writing, as Acquiror shall request, the general status of the ongoing operations of the business of such Target Company or Canadian Ancillary Service Entity;

                    (e) prepare and cause its independent accountants to deliver to Acquiror combined interim quarterly financial statements (including a balance sheet and statement of results of operations and cash flows) as at and for the periods ended March 31, 1996, June 30, 1996, and if prior to the Effective Time, September 30, 1996 (the "Target Company Interim Financials"). Such Target Company Interim Financials shall be prepared in accordance with GAAP, applied on a consistent basis for the periods involved, and shall present fairly, in all material respects, the combined financial position of the Target Companies as of the dates indicated therein the combined results of operations and cash flows of the Target Companies for the periods then ended, except that the Target Companies Interim Financials (i) shall be subject to normal recurring year-end adjustments, and (ii) may omit footnote disclosures required by GAAP in audited annual financial statements;

                    (f) file their Canada and U.S. federal income tax returns, and all required provincial, state and local income and franchise tax returns, and Subchapter S Returns, that include a Target Company, Canadian Ancillary Service Entity

               or any of their subsidiaries, for the fiscal tax year 1995 on or before the due date for filing such returns (including extensions), and if such returns, or any of them, are filed prior to the Effective Time, such corporation shall afford to Acquiror reasonable opportunity for review of such returns prior to filing; and

                    (g) immediately prior to the Effective Time, the U.S. Company shall, upon the written instructions of Acquiror, sell all or such portion of its accounts receivable to a bank or factor designated by Acquiror, for a discount from face value reasonably acceptable to Acquiror.

               SECTION 5.02. Negative Covenants of the Target Companies. Except as expressly contemplated by this Agreement, set forth in
          Section 5.02 of the Target Company Disclosure Schedule or other-wise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Target Companies and the Canadian Ancillary Service Entities shall not, and the Target Shareholders shall not cause a Target Company to, individually or collectively, nor shall the Target Companies or Canadian Ancillary Service Entities permit any of their respective subsidiaries to, do any of the following:

                    (a) (i) increase the compensation payable or to become payable to any director, officer, manager or employee, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees who are not directors, officers or managers, (ii) grant any severance or termination pay other than pursuant to normal severance policy to, or enter into any severance agreement with, any director, officer, manager or employee, (iii) enter into any employment agreement of any nature whatsoever with any director, officer, manager or employee that would extend beyond the Effective Time, except on an at-will basis, or
               (iv) establish, adopt, enter into or amend any employee benefit plan or arrangement, except as may be required to comply with applicable Law;

                    (b) except as expressly set forth in Section 5.02(b) of the Target Company Disclosure Schedule with respect to income reportable on the U.S. Company's final Subchapter S Return, declare or pay, or agree to declare or pay, in any manner whatsoever, any dividend on, or make any other distribution in respect of, outstanding shares of U.S. Company Common Stock, Canada Company Common Stock, Other U.S. Company Securities, Other Canada Company Securities, U.S. Company Options or Canada Company Options;

                    (c) accrue or pay, or agree to accrue or pay, in any manner whatsoever, any amount, whether in cash or in kind,

               from one  Target Company, Canadian Ancillary  Service Entity
               (or their respective subsidiaries) to or in respect of another Target Company, Canadian Ancillary Service Entity
               (or their respective subsidiaries), and whether for products or services provided or to be provided, or for any other reason;

                    (d) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                    (e) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances), any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof;

                    (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with reasonable past practices);

                    (g) except to the extent required under Section 5.01(g) of this Agreement, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its subsidiaries' operating assets, except for retirements of operating assets in the ordinary course of business and consistent with reasonable past practices;


                    (h) initiate, solicit or encourage (including by way of furnishing any information or assistance in connection with) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "Competing Transaction" (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any officer, manager, director or affiliate of such Target Company, or of any of subsidiary thereof, to take any such action; and each Target Company, together with its Target Shareholder(s) shall use its reasonable best efforts to cause the directors, officers, managers, employees, affiliates, agents and representatives of such Target Company and its subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by such Target Company or any of its subsidiaries) not to take any such action. Each Target Company shall promptly notify Acquiror if any such inquiries or proposals are received by a Target Company or any of its subsidiaries, or by any of their respective officers, managers, directors, affiliates, investment bankers, financial advisors, attorneys, accountants or other representatives. Each Target Company shall keep Acquiror informed, on a current basis, of the nature of, and provide Acquiror with true and complete copies of, any such inquiries, and such Target Company's responses thereto. For purposes of this Agreement, the term "Competing Transaction" shall mean any of the following involving a Target Company or any subsidiary (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent (5%) or more of the assets of a Target Company or a subsidiary thereof, in a single transaction; (iii) any public or private tender offer or exchange offer for any outstanding shares of capital stock of a Target Company or any subsidiary thereof, or the filing of a registration statement under the Securities Act in connection therewith;
               (iv) any solicitation of proxies in opposition to approval by a Target Company's shareholders of such Target Company's Merger or of the Unitary Transaction; (v) any person other than the Target Shareholders or MPLP shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under
               Section 13(d)  of the Exchange  Act) shall have  been formed which beneficially owns or has the right to acquire beneficial ownership of, any of the then outstanding shares of capital stock of a Target Company; or (vi) any agreement to, or public announcement by a Target Company of a proposal, plan or intention, to do any of the foregoing;


                    (i)  adopt any amendments to their Articles or By-Laws;

                    (j) change any methods of accounting in effect at December 31, 1995, or make or rescind any express or deemed election relating to taxes (including an election to file a Subchapter S Return), settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any method of reporting income, gain, expense, loss or deduction for federal or Canada income tax purposes from those employed in the preparation of income tax returns for taxable years ending on or prior to November 30, 1994, except in either case as may be required by Law; provided, however, that the Canada Company may settle an existing dispute with Revenue Canada to the extent and on the terms set forth in Section 3.12 of the Target Company Disclosure Schedule;

                    (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except for borrowings made with the prior written consent of Acquiror or borrowings not exceeding $10,000 in the aggregate made in the ordinary course of a Target Company's business and consistent with reasonable past practice;

                    (l) agree in writing or otherwise to do any of the foregoing; or

                    (m) without first consulting with Acquiror, (i) perform any act which, if performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time, or (ii) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time.

               SECTION 5.03. Affirmative Covenants of Acquiror. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Target Companies, Acquiror will, and will cause each of its subsidiaries to:

                    (a) operate its business in the usual and ordinary course;




                    (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective customers and suppliers; and

                    (c) use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.

               SECTION 5.04. Negative Covenants of Acquiror. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Target Companies, from the date of this Agreement to the Effective Time, Acquiror shall not, and shall not permit any of its subsidiaries to (i) amend any of the material terms or provisions of Acquiror's securities, except for any such amendments which affect equally all shares of Acquiror Common Stock, (ii) agree in writing or otherwise to do the foregoing, or (iii) without first consulting with the Target Companies, (x) perform any act which, if performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of the Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time, or (y) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time.

               SECTION 5.05.  Access and Information.

                    (a)  Upon  reasonable prior  notice from  Acquiror, the
               Target Companies and the Canadian Ancillary Service Entities shall (and shall cause their subsidiaries to) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access during business hours to (i) the properties and locations at which the Target Companies, the Canadian Ancillary Service Entities and their subsidiaries are conducting business activities, (ii) the directors, officers and management personnel of the Target Companies and the Canadian Ancillary Service Entities at all such locations, and (iii) all information (including, if available, original documents and Returns) concerning the business, properties, contracts, records and personnel of the Target Companies, the Canadian Ancillary Service Entities and their subsidiaries. The Target Companies and the Canadian Ancillary Service Entities shall permit Acquiror to make copies of such books, records and other documents as Acquiror reasonably considers necessary or

               appropriate for the purpose of familiarizing itself with the business, properties, contracts, records and personnel of such  corporations,  and/or  for  obtaining  any  approvals,
               consents,   licenses   or  permits   for   the  transactions
               contemplated by this Agreement.

                    (b)  Acquiror shall (and  shall cause its  subsidiaries
               to) afford to the Target Companies and their respective officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of Acquiror or its subsidiaries as the Target Companies may reasonably request, and as may be lawfully disclosed by Acquiror.

                    (c) The parties and their respective officers, employees, accountants, consultants, legal counsel and other representatives shall comply with all of their respective obligations under that certain Confidentiality Letter Agreement dated as of April 30, 1996, among Acquiror, the U.S. Company and the Canada Company.

               SECTION 5.06. New Target Company Shareholders. The Target Companies shall cause each person becoming a Target Shareholder after the date of this Agreement (including MPLP, upon the exercise of the MPLP Option) to be bound by this Agreement, by executing a counterpart hereof or such other document in form and substance reasonably satisfactory to Acquiror which causes this Agreement, and the duties and obligations of the Target Shareholders hereunder, to become valid and binding on such new Target Shareholder; provided, however, no person may become a Target Shareholder if, in the reasonable judgment of Acquiror, the effect of such acquisition of Target Company Common Stock shall be to (i) disqualify the Unitary Transaction for "pooling of interests" accounting treatment, or (ii) cause the representation of the Target Companies in Section 3.16 of this Agreement to become untrue in any respect whatsoever.

                                      ARTICLE VI

                                ADDITIONAL AGREEMENTS

               SECTION 6.01.  Registration Statement; Proxy Statement.

                    (a) As promptly as practicable after the date of this Agreement, Acquiror shall prepare and file with the Commission a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), containing a proxy statement/prospectus (together with any amendments thereto, the "Proxy Statement"), in connection with (i) the registration under the Securities Act of the Acquiror Common Stock to be issued in the Unitary


               Transaction, (ii) the vote of Acquiror's stockholders with respect to the Unitary Transaction, and (iii) the other transactions contemplated by this Agreement. Each of Acquiror, the Target Companies and the Canadian Ancillary Service Entities will use reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable Canadian and U.S. federal, state, provincial or local securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Unitary Transaction. Each of Acquiror, the Target Companies and the Canadian Ancillary Service Entities shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, Acquiror shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of Acquiror's Board of Directors in favor of the Unitary Transaction, unless otherwise required by the fiduciary duties of the directors of Acquiror, as determined by such directors in good faith after consultation with and receipt of written advice from outside legal counsel.

                    (b) The information supplied by the Target Companies, Target Shareholders or the Canadian Ancillary Service Entities for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Target Companies, the Target Shareholders or the Canadian Ancillary Service Entities for inclusion in the Proxy Statement to be sent to the stockholders of Acquiror in connection with the meeting of Acquiror's stockholders to consider the Unitary Transaction (the "Stockholders' Meeting") shall not, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Acquiror stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Target Companies, the Canadian Ancillary Service Entities or any of their respective subsidiaries, or their respective affiliates, officers or directors, should be discovered by the Target Companies or Target Shareholders which should be set forth in an amendment to the Registration Statement, the


               Target Companies  (or Target  Shareholders, as the  case may
               be) shall promptly so inform Acquiror. All documents that any Target Company, Canadian Ancillary Service Entity or Target Shareholder is responsible for providing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder.

                    (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the stockholders of Acquiror in connection with the Stockholders' Meeting shall not, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Acquiror stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its subsidiaries, or their respective affiliates, officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement, Acquiror shall promptly so inform the Target Companies and the Target Shareholders. All documents that Acquiror is responsible for providing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder.

                    (d) The Target Companies, the Target Shareholders, the Canadian Ancillary Service Entities and Acquiror each hereby
               (i) consent to the use of their names and, on behalf of their subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates, in any registration statement or proxy statement prepared by Acquiror, (ii) agree to use their reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or

               otherwise)   in   such  registration   statement   or  proxy
               statement, and (iii) agree to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel by applicable securities Laws to be disclosed in any such registration statement or proxy statement.

               SECTION 6.02. Meeting of Acquiror Stockholders. Acquiror shall, promptly after the date of this Agreement, take all action necessary, in accordance with Illinois Law and its Articles of Incorporation and By-Laws, to convene the Stockholders' Meeting. Acquiror shall use its reasonable efforts to solicit from the stockholders of Acquiror proxies in favor of the Unitary Transaction and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by Illinois Law to approve the Unitary Transaction, unless otherwise required by the applicable fiduciary duties of directors of Acquiror, as determined by such directors in good faith after consultation with and receipt of written advice from outside legal counsel.

               SECTION 6.03.  Ratification of  Target Shareholder Approval.
          At any time or times prior to the Effective Time as Acquiror shall reasonably request, the Target Shareholders shall provide Acquiror with documents, in such form and substance as reasonably requested by Acquiror, executed by each such Target Shareholder, and affirming and ratifying their unanimous approval of and consent to the Unitary Transaction and the other transactions contemplated hereunder.

               SECTION 6.04.  Appropriate Action; Consents; Filings.

                    (a) The Target Companies, the Canadian Ancillary Service Entities, the Target Shareholders and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Target Companies, Canadian Ancillary Service Entities, Target Shareholders or Acquiror or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Unitary Transaction, and (iii) make all

               necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Unitary Transaction required under (A) the Securities Act and the Exchange Act, and any other applicable Canadian, federal or state securities Laws, (B) the HSR Act, (C)  the Competition
               Act,   and   (D)   any  other   applicable   Law;  provided,
               however,that  the  Target   Companies.  Canadian   Ancillary
               Service  Entities and  Acquiror  shall  cooperate with  each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or
               changes   suggested  in  connection  therewith.  The  Target
               Companies,  Canadian  Ancillary  Service   Entities,  Target
               Shareholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be
               included  in  the  Registration  Statement   and  the  Proxy
               Statement) in connection with the transactions contemplated by this Agreement.

                    (b)  (i)  The   Target  Companies,  Canadian  Ancillary
               Service Entities, Target Shareholders and Acquiror shall give (or shall cause their respective subsidiaries or affiliates to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary or advisable to consummate the transactions contemplated in this Agreement, or (B) required to prevent a Target Company Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Adverse Effect from occurring after the Effective Time (collectively, "Material Consents").

                    (ii) In the event that any party shall fail to obtain a
               third party consent described in subsection (b)(i), above, such party shall use best reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Target Companies, the Canadian Ancillary Service Entities and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                    (c) From the date of this Agreement until the Effective Time, the Target Companies, Canadian Ancillary Service Entities and Target Shareholders shall promptly notify Acquiror in writing of any pending or, to the knowledge of any Target Company, threatened action, proceeding or investigation by any Governmental Entity or

               any other person (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Amalgamation, the  Ancillary Asset  Acquisition, the  Unitary Transaction,
               the conversion of U.S. Company Common Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Company Common Stock into Acquiror Common Stock pursuant to the Canada Amalgamation, the conversion of Acquiror Sub-1 capital stock into capital stock of the U.S. Surviving Corporation, and/or the conversion of Acquiror
               Sub-2 capital stock into capital stock of the Amalgamated Canada Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction, the other transactions contemplated under this Agreement, or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of
               the  Target  Companies,   the  Canadian  Ancillary   Service
               Entities or their subsidiaries, which in either case is reasonably likely to have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

                    (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Target Companies and Target Shareholders in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition, the Unitary Transaction, the conversion of U.S. Company Common Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Company Common Stock into Acquiror Common Stock pursuant to the Canada Amalgamation, the conversion of Acquiror Sub-1 capital stock into capital stock of the U.S. Surviving Corporation, and/or the conversion of Acquiror Sub-2 capital stock into capital stock of the Amalgamated Canada Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction or the other transactions contemplated under this Agreement, or in either case reasonably likely to have an Acquiror Adverse Effect prior to the Effective Time.

               SECTION 6.05. Letters of Accountants. The Target Companies and Acquiror shall use their reasonable efforts, respectively, to cause to be delivered "cold comfort" letters of Arthur Andersen, L.L.P., independent public accountants for each of the Target Companies and Acquiror, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Target Companies and Acquiror, respectively, in form and substance reasonably satisfactory to the Target Companies and Acquiror, and reasonably customary in scope and substance for letters delivered by independent public accountants

          in  connection  with  registration   statements  similar  to  the
          Registration   Statement   and   transactions   such   as   those
          contemplated by this Agreement.

               SECTION 6.06. Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, the Target Companies and the Canadian Ancillary Service Entities, on the one hand, and Acquiror, on the other hand, shall promptly notify the other by written update to its Disclosure Schedule of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of any party to effect the Unitary Transaction and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of any Target Company, Canadian Ancillary Service Entity or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section
          6.06 shall not be deemed to cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement, or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

               SECTION 6.07.  Target Company Affiliates; Accounting and Tax
          Treatment. Section 6.07 of the Target Company Disclosure Schedule sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of the Target Companies under applicable accounting releases with respect to pooling-of-interests accounting treatment. As promptly as practicable after the date of this Agreement, the Target Companies shall advise such persons of the resale restrictions imposed by applicable securities Laws required to cause the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction to qualify for pooling-of-interests accounting treatment. Prior to the Effective Time, the Target Companies shall obtain from each person listed in Section 6.07 of the Target Company Disclosure Schedule and any person who may be deemed to have become an affiliate of a Target Company after the date of this Agreement and on or prior to the Effective Time, or affiliate of Acquiror on and after the Effective Time, a written agreement substantially in the form of Exhibit "G" hereto (each, an "Affiliate Agreement"); provided, however, the Target Companies shall provide Acquiror with Affiliate Agreements executed by Seymour Okner ("Sy Okner") and Sam Okner ("Sam Okner") prior to the filing by Acquiror of the Registration Statement; and provided, further, the Target Companies shall use reasonable efforts to obtain executed Affiliate Agreements from each other such person as soon as practicable after the date of this Agreement or the date on which such person attains such

          status, as  the case  may be.   Each party  shall use  reasonable
          efforts to cause the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction to qualify, and shall not take any actions which could prevent any such Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of Section 368(a) of the Code; provided, however, that the incurrence of tax by stockholders of the Canada Company upon consummation of the Canada Amalgamation by virtue of its status as a "controlled foreign corporation" under the Code shall not, in itself, be deemed a disqualification from reorganization treatment under the provisions of Section 368(a) of the Code.

               SECTION 6.08. Public Announcements. Acquiror shall consult with the Target Companies and Target Shareholders before issuing any press release with respect to the Unitary Transaction or this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the requirements of the NASDAQ. The Target Companies and Target Shareholders acknowledge and agree that any such press release or other public announcement respecting the Unitary Transaction or this Agreement may be disseminated only through the agents of Acquiror.

               SECTION 6.09. NASDAQ Listing of Acquiror Common Stock. Acquiror shall cause the shares of Acquiror Common Stock to be issued in the Unitary Transaction to be listed on the NASDAQ subject only to official notice of issuance thereof.

               SECTION 6.10.  Indemnification of Directors and Officers.

                    (a) From and after the Effective Time, Acquiror shall, and shall cause (x) the U.S. Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the U.S. Company, and (y) the
               Amalgamated Canada Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Canada Company (such U.S. Company and Canada Company present and former officers and directors are collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement, but specifically excluding damages or liabilities attributable to an inaccuracy in or breach or violation of the representations, warranties, covenants and agreements of the Target Companies made under or pursuant to the Agreement) to the full extent permitted or required under Illinois Law and Canada Law (and shall also advance expenses as incurred to the fullest extent permitted under Illinois Law and Canada Law, provided that the person to whom expenses are advanced provides the

               undertaking to repay such  advances contemplated by Illinois
               Law and  Canada Law).  Acquiror, Acquiror Sub-1 and Acquiror
               Sub-2 agree that all rights to indemnification, including provisions relating to advances of expenses incurred in
               defense   of   any  claim,   action,  suit,   proceeding  or
               investigation  (a   "Claim")  existing   in  favor  of   the
               Indemnified Parties as provided in each Target Company's Articles of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall (subject to the exclusions provided for damages and liabilities attributable to inaccuracies, breaches and violations, as provided above) survive the Unitary Transaction and continue in full force and effect, as provided by Law.

                    (b) Without limiting the generality of the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them and the applicable Surviving Corporation, (ii) the applicable Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the applicable Surviving Corporation will use all reasonable efforts to assist in the defense of any such matter; provided, however, the applicable Surviving Corporation shall not be liable for the settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such Claim, shall promptly notify Acquiror and the applicable Surviving Corporation. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                    (c) In the event a Target Company (the U.S. Survivor Corporation or the Canada Amalgamated Corporation) is unable to obtain extended coverage under any existing policies of directors' and officers' liability insurance, Acquiror shall use reasonable efforts to cause to be maintained in effect for not less than three (3) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by such Target Company with respect to matters occurring prior to the Effective Time; provided, however, that Acquiror may cause to be substituted therefor policies of substantially the same coverage containing terms and conditions which are


               substantially the same for the Indemnified Parties to the extent reasonably available.

                    (d) This Section 6.10 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the U.S. Surviving Corporation and the Amalgamated Canada Corporation.

               SECTION 6.11.  Election  of  Target Shareholder  to Acquiror
          and Other Sub Boards. At the Effective Time, Acquiror shall amend its By-Laws to increase the number of its Directors by one
          (1), and shall elect one (1) Target Shareholder reasonably satisfactory to Acquiror and Sy Okner to fill the directorship thereby created. Acquiror agrees that, in the absence of materially adverse information discovered or coming to light after the date of this Agreement, Sy Okner and Sam Okner are each deemed reasonably satisfactory to Acquiror for purposes of this
          Section 6.11. From and after the Effective Time, prior to each annual meeting of the stockholders of Acquiror, Acquiror shall, and shall cause the U.S. Surviving Corporation and the Amalgamated Canada Corporation to, nominate one (1) Target Shareholder reasonably satisfactory to Acquiror and selected by Sy Okner (or, in his absence, Sam Okner) for election to the respective Boards of Directors of Acquiror, the U.S. Surviving Corporation and the Amalgamated Canada Corporation, and once so nominated, Acquiror shall not, except to the extent of the fiduciary requirements under Illinois Law, withdraw its recommendation of or support for such Target Shareholder to Acquiror's stockholders generally; provided, however, that election of such Target Shareholder to the Board of Directors of any such corporation shall be determined by vote of Acquiror's stockholders (or the Board of Directors elected by them); and provided, further, upon the earlier to occur of (i) five (5) years from the date of this Agreement, (ii) the last to occur of the death of Sy or Sam Okner, or (iii) the sale or other disposition by Target Shareholders of more than one-half of the shares of Acquiror Common Stock received by them in the Unitary Transaction, Acquiror shall be under no obligation to nominate or cause there to be nominated any such Target Shareholder to the Boards of Directors of Acquiror, the Surviving U.S. Corporation or the Amalgamated Canada Corporation.

               SECTION 6.12. Obligations of Acquiror Subs. Acquiror shall take all action necessary to cause each of Acquiror Sub-1 and Sub-2 to perform its obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

               SECTION 6.13. Obligations of the Target Companies. Each Target Company shall take all action necessary to cause the other to perform its obligations under this Agreement and to consummate

          the Unitary Transaction on the terms and conditions set forth in this Agreement.

               SECTION 6.14. Obligations of Target Shareholders. The Target Shareholders shall take all action necessary to cause the Target Companies to perform their respective obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

                                     ARTICLE VII

                                  CLOSING CONDITIONS

               SECTION 7.01. Conditions to Obligations of Each Party Under this Agreement. The respective obligations of each party to effect the Unitary Transaction and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                    (a)  Effectiveness  of the Registration Statement.  The
               Registration Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated and be continuing or, to the knowledge of Acquiror or any Target Company, threatened by the Commission. Acquiror shall have received all other Canadian and U.S. federal, state or provincial securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for the U.S. Company Common Stock and Canada Company Common Stock, and to consummate the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction, and the shares of Acquiror Common Stock so deliverable pursuant to this Agreement shall have been delivered as a portion of the registered distribution covered by the Registration Statement.

                    (b)  Stockholder  Approval.    This Agreement  and  the
               Unitary Transaction shall have been approved and adopted by the requisite vote of the stockholders of Acquiror.

                    (c) No Action or Proceeding. There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been specifically threatened in a written communication from a representative of a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or

               administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the U.S. Surviving Corporation, the Amalgamated Canada Corporation or
               any of their respective subsidiaries, (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of any Target
               Company  with  any  of   Acquiror's  subsidiaries  or  other
               operations, (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Unitary Transaction on Acquiror, Acquiror Sub-1, Acquiror Sub-2, the
               U.S. Company, the Canada Company, Marusa Financial, Nerok or
               any  of   their  respective  officers  or   directors,  (iv)
               requiring or seeking to require divestiture by Acquiror of all or any significant portion of the business, assets or properties of any Target Company or any of its subsidiaries, or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the U.S. Merger, the Canada Amalgamation, or both; provided, however, the condition described in this clause (v) may not be invoked with respect to threatened proceedings with respect to which no action or proceeding is commenced within days
               (10) days following receipt of written notice of the threatened proceeding.

                    (d) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

                    (e)  Competition Act.   If deemed reasonably necessary,
               the Director under the Competition Act shall have informed the parties in writing that no approval, consent or application for an order is required under the Competition Act; provided, if approval is required thereunder, then such approval, consent or order shall have been received.

                    (f) Section 116 Certificate. The Target Shareholders shall have delivered to Acquiror a certificate issued under
               Section 116 of the ITA indicating a certificate limit or proceeds of disposition equal to or greater than the value of Acquiror's Common Stock, in order to constitute the Canada Amalgamation a tax-free transaction under the ITA.

               SECTION 7.02. Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

                    (a)  Representations  and  Warranties.    Each  of  the
               representations and  warranties of the Target  Companies and


               Target Shareholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect; provided, however, that (i) those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (ii) for purposes of determining satisfaction of this condition, Acquiror shall not give effect to an individually insignificant breach of a representation and warranty of a Target Company herein. For purposes of this Agreement, an "individually insignificant breach of a representation or warranty" shall mean a misstatement in, or breach of, any representation or warranty set forth in Article III or
               Article IV of this Agreement, and which misstatement or breach, absent discovery by the non-breaching party prior to the Effective Time, may reasonably have resulted in "Damages" (hereafter defined) not exceeding U.S. five thousand dollars $5,000 in a single instance, or U.S. one hundred thousand dollars $100,000 in the aggregate from all such breaches.

                    (b) Agreements and Covenants. Each Target Company. Canadian Ancillary Service Entity and Target Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him on or prior to the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect.

                    (c) Consents Under Agreements. The Material Consents shall have been obtained.

                    (d) Affiliate Agreements. Each Target Shareholder and every other holder of shares of U.S. Company Common Stock and Canada Company Common Stock shall have fully tendered such shares to Acquiror in accordance with the provisions of
               Section 2.01 of this Agreement, and Acquiror shall have received from the Target Shareholders and each other person listed in Section 6.07 of the Target Company Disclosure Schedule and any other person who may be deemed to have become an affiliate or stockholder of a Target Company after the date of this Agreement and on or prior to the Effective Time (or affiliate of Acquiror after the Effective Time), a duly executed Affiliate Agreement in the form of Exhibit "G".

                    (e)  Employment and  Other  Agreements.   Acquiror,  on
               behalf of  the Surviving  Corporations, shall  have received

               from (i)  Sy Okner, an executed Employment  Agreement in the form of Exhibit "D" hereto, (ii) Sam Okner, an executed Employment Agreement in the form of Exhibit "E" hereto, and
               (iii) the persons identified in Section 7.02(e) of the Target Company Disclosure Schedule, shall have executed, on the  date of  this Agreement,  Employment Agreements  in the
               form  of  Exhibit  "H"   hereto,  and  all  such  Employment
               Agreements shall be  in full force and  effect at and  as of
               the  Effective  Time.    In addition,  Acquiror  shall  have
               received from each of Sy Okner and Sam Okner an executed (i) Agreement and Covenant Against Unfair Competition, in the form of Exhibit "I" hereto, and (ii) General Release of Claims, in the form of Exhibit "J" hereto.

                    (f) The Ancillary Asset Acquisition. The New Canadian Ancillary Service Entity and the Canadian Ancillary Service Entities shall have closed the transactions under the Ancillary Asset Purchase Agreement.

                    (g) Fairness Opinion. Acquiror shall have received the updated opinion of William Blair & Company, L.L.C., dated the date of the Proxy Statement, to the effect that the U.S. Exchange Ratio and the Canada Exchange Ratio are, from a financial standpoint, fair to Acquiror.

                    (h) Cash Accounts. Acquiror shall have received, if it so requests, terminations of authority, effective as of the Effective Time, by each employee or agent of a Target Company having signatory or other authority over such Target Company's cash, checking, lock box, safe deposit and other depositary arrangements, and for each institution described in Section 3.22 to the Target Company Disclosure Schedule.

                    (i) Opinion of Counsel. Acquiror shall have received the opinion of Altheimer & Gray, legal counsel for the Target Companies, dated as of the Effective Time, with respect to those matters set forth in Exhibit "K" hereto, and in a form reasonably acceptable to Acquiror.

                    (j) Complete Financial Information. Acquiror shall have received true and complete financial information from the Target Companies and Target Shareholders in the form required, in the reasonable opinion of Arthur Andersen, L.L.P., certified public accountants for Acquiror, to be included in any and all of Acquiror's filings with the Commission prior to the Effective Time.

                    (k) Director Resolutions. Acquiror shall have received resolutions of each Target Company's Board of Directors, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and

               confirming, (1) all matters and things done by the  officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of
               operations,  and  (2)   the  consummation  of   the  Unitary
               Transactions and other transactions contemplated by this Agreement.

                    (l) Shareholder Resolutions. Acquiror shall have received resolutions of each Target Company's stockholders, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and confirming
               (1) all matters and things done by the officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of operations, and (2) the consummation of the Unitary Transactions and other transactions contemplated by this Agreement.

                    (m) Other Documents and Instruments. Acquiror shall have received, upon its written request given at least two
               (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to Acquiror the effectiveness thereof.

                    (n) Satisfaction of Debts. All Target Shareholders and other stockholders of the Target Companies, together with their spouses, blood relations and affiliates, shall have paid in full, with interest if applicable, all of their outstanding indebtedness to each Target Company, whether or not then due.

               SECTION 7.03. Conditions to Obligations of the Target Companies and Target Shareholders. The obligations of the Target Companies and Target Shareholders to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

                    (a) Representations and Warranties. Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and the Target Companies and Target Shareholders shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect; provided, however, that (i) those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (ii) for purposes of determining satisfaction of this condition, the Target Companies shall not give effect to an individually


               insignificant breach of a representation and warranty of Acquiror herein.

                    (b) Agreements and Covenants. Acquiror and its subsidiaries shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Target Companies and Target Shareholders shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect.

                    (c) Consents Under Agreements. Acquiror shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Unitary Transaction under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it or any of its subsidiaries is a party, except those agreements or instruments for which failure to obtain such consents and approvals would, in the Target Companies' reasonable estimation, not have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

                    (d)  Affiliate Agreements.   Each person entering  into
               an Affiliate Agreement shall have received an executed counterpart thereof from Acquiror.

                    (e) Employment Agreements. Each person entering into an Employment Agreement with a Surviving Corporation shall have received an executed counterpart thereof from Acquiror and such Surviving Corporation.

                    (f) Opinion of Counsel. The Target Companies and Target Shareholders shall have received the opinion of Neal Gerber & Eisenberg, counsel for Acquiror, dated as of the Effective Time, with respect to those matters set forth in Exhibit "L" hereto, and in a form reasonably acceptable to the Target Companies.

                    (g) Other Documents and Instruments. The Target Companies and Target Shareholders shall have received, upon their written request given at least two (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to the Target Companies and Target Shareholders the effectiveness thereof.

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER


               SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Unitary Transaction by the stockholders of Acquiror:

                    (a) by mutual consent of Acquiror and the Target Companies (or Target Shareholders acting on their behalf);

                    (b) by Acquiror, if there has been a breach by a Target Company or Target Shareholder of any of its or his covenants or agreements contained in this Agreement or if any of the representations and warranties of the Target Companies or Target Shareholders shall have become untrue, in any such case such that Section 7.02(a) or Section 7.02(b) will not be satisfied, and such breach or condition has not been cured within thirty (30) days following receipt by either Target Company of written notice of such breach;

                    (c) by the Target Companies (or Target Shareholders acting on their behalf), if there has been a breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied, and such breach or condition has not been cured within thirty (30) days following receipt by Acquiror of written notice of such breach;

                    (d) by Acquiror or the Target Companies (or the Target Shareholders acting on their behalf), if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Unitary Transaction shall have become final and nonappealable;

                    (e)  by  Acquiror  or the  U.S.  Company,  if the  U.S.
               Merger and Canada Amalgamation shall not have been consummated prior to August 31, 1996; provided, however, that this Agreement may be extended not more than sixty (60) days by either Acquiror or the U.S. Company by written notice to the other if the U.S. Merger and Canada Amalgamation shall not have been consummated as a result of any party's having failed to receive all regulatory approvals or consents required to be obtained by that party with respect to the U.S. Merger or Canada Amalgamation;

                    (f) by Acquiror, if the Board of Directors of a Target Company shall have recommended to the stockholders of such Target Company any Competing Transaction, or resolved to do so; provided, however, subject to Section 8.03(c), and notwithstanding the existence of a Competing Transaction, termination by Acquiror under this subsection (g) shall not

               be exclusive of, or preclude, Acquiror's right to terminate this Agreement under any other provision of this Section
               8.01; or

                    (g) by the Target Companies (or the Target Shareholders, acting on their behalf), if Acquiror has entered into a written agreement under which Acquiror will be acquired by or merge with another entity where, after such transaction, persons who were directors of Acquiror prior to such transaction will not constitute a majority of the board of directors of the acquiring or surviving corporation.

               SECTION 8.02.  Effect of Termination.  Except as provided in
          Sections 9.01 and 9.02, and subject to the remedies of the parties set forth in Sections 8.03(c), (d), (e) and (f), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the Canadian Ancillary Service Entities, the Target Shareholders, or any of their respective officers or directors, and all rights and obligations of any party shall cease.

               SECTION 8.03.  Fees and Expenses.

                    (a) Except as provided in Sections 8.03(d) and (e), all "Expenses" (hereafter defined) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that advice of tax counsel received by the Target Shareholders in connection with the structure and general tax consequences of the U.S. Merger and Canada Amalgamation shall be deemed to have been incurred by the Target Companies.

                    (b) As used in this Agreement, the term "Expenses" shall include all reasonable out-of-pocket expenses and disbursements (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation of the Registration Statement and Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated herein.

                    (c) (i) The Target Companies agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01(b) due to an intentional breach, and without fault of its own, the Target Companies shall, on the "Payment Date" (as hereafter defined), jointly and severally pay to Acquiror an

               amount equal to the sum of its Expenses incurred in connection with this Agreement.

                    (ii) Acquiror agrees that if the Target Companies shall
               terminate this Agreement pursuant to Section 8.01(c) due to an intentional breach, and without fault of their own, Acquiror shall, on the Payment Date, pay to the Target Companies an amount equal to the sum of their Expenses incurred in connection with this Agreement.

                    (d) The Target Companies agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01 without fault of its own, and at the time of such termination there shall exist a Competing Transaction as defined in Section 5.02(h), then at the written election of Acquiror, on the Payment Date, the Target Companies shall jointly and severally pay to Acquiror an amount equal to the sum of its Expenses incurred in connection with this Agreement and fifteen million dollars ($15,000,000). For purposes of this
               Section 8.03(d),  the "Payment Date"  shall be the  date ten
               (10) days following the termination of this Agreement pursuant to Section 8.01(f) hereof. Acquiror agrees that its election to accept the payments provided for under this
               Section 8.03(d) shall constitute its exclusive remedy under this Agreement, regardless of the circumstances (including wilful or deliberate conduct) giving rise to such termination or surrounding the breach of this Agreement by a Target Company.

                    (e) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(g) without fault of the Target Companies, and at the time of such termination there shall exist a written agreement of the nature described in Section 8.01(g), then at the written election of the Target Companies, on the Payment Date, Acquiror shall pay to the Target Companies, in such proportions as they shall determine, an amount equal to the sum of their Expenses incurred in connection with this Agreement and fifteen million dollars ($15,000,000). The Target Companies agree that their election to accept the payments provided for under this Section 8.03(e) shall constitute their sole and exclusive remedy arising upon termination of this Agreement, regardless of the circumstances (including wilful or deliberate conduct) giving rise to such termination or surrounding the breach of this Agreement by Acquiror.

                    (f) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(c) or (d) without fault of the Target Companies, then at the written election of the U.S. Company, on the Payment Date, Acquiror shall pay to the U.S. Company an amount equal to the

               discount (if any) applicable to accounts receivable sold by the U.S. Company pursuant to the provisions of Section 5.01(g) hereof.

                    (g) Any payment required to be made to Acquiror or the Target Companies pursuant to Section 8.03(b), (c), (d) or
               (e) shall be made not later than two (2) business days after delivery by one party to the other of demand for payment and an itemization setting forth in reasonable detail all Expenses of such party for which it is entitled to reimbursement (which itemization may be supplemented and updated from time to time by such party until the 60th day after delivery of such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the party so entitled to receive payment in the notice of demand delivered pursuant to Section 8.03(b),
               (c), (d) or (e), as the case may be.

                                      ARTICLE IX

                               INDEMNIFICATION MATTERS

               SECTION 9.01. Survival of Representations, Warranties and Agreements; Indemnification. Except as provided in Sections 8.03(b), (c), (d), (e) and (f), the representations, warranties and agreements of Acquiror, the Target Companies and the Target Shareholders in this Agreement shall survive termination of this Agreement or the Effective Time.

               SECTION 9.02. Indemnification by the Target Companies and the Target Shareholders.

                    (a) In the event Acquiror terminates this Agreement pursuant to Section 8.01(b) or (f) prior to consummation of the Unitary Transaction, then, unless Acquiror shall have elected the remedy provided under Section 8.03(d), the Target Companies shall be obligated, jointly and severally, to indemnify and hold Acquiror harmless from and against the full amount of its costs, Expenses, losses, damages and liabilities (including reasonable legal fees and costs of investigation) (collectively, "Damages") incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to such termination, not later than two (2) business days after Acquiror's delivery of written demand for payment pursuant to this Section 9.02, and an itemization setting forth in reasonable detail the Damages as to which it shall be entitled to indemnification hereunder. Such payment shall be made in the manner provided in the last sentence of Section 8.03(g) hereof.




                    (b)  Provided the Unitary  Transaction shall have  been
               consummated, the Target Shareholders, jointly and severally, covenant and agree to indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of the Target Companies made in this Agreement, or (ii) the failure of any Target Company or Target Shareholder to comply with, or the breach by any Target Company of, any of the covenants or agreements in this Agreement to be performed by such Target Company or Target Shareholder.

                    (c) Provided the Unitary Transaction shall have been consummated, the Target Shareholders, jointly and severally, covenant and agree to indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to, (x) U.S. federal, state, provincial and local Taxes attributable to, assessed against or levied on the U.S. Company with respect to all Tax periods ending on or before the Effective Time, but only to the extent (i) such Taxes would not have been payable by or assessable against the U.S. Company if a valid S Corporation Election had been in effect with respect to the U.S. Company during such Tax periods, and (ii) the U.S. Company, during such Tax periods, would have been subject to the provisions of Sections 1361 et. seq. of the Code, and (y) any failure to withhold Employee Health Tax in Canada.

                    (d) Following the Effective Time, any and all claims for Damages pursuant to Section 9.02(b), above, shall be enforceable, if at all, only against the shares of Acquiror Common Stock issued in the Unitary Transaction, and limited as follows:

                    (i) Each Target Shareholder acknowledges and agrees with Acquiror that all shares of Acquiror Common Stock which are not then eligible for registration and sale shall, during such period of ineligibility, be and remain subject to Acquiror's right of indemnification through set-off against and cancellation of such shares. Such shares shall constitute the sole source for satisfaction of Acquiror's indemnification claims, and Acquiror hereby agrees that it shall not seek payment or satisfaction of any such claim from any other source, it being acknowledged by Acquiror that the rules set forth in this Section 9.02(d) shall exclusively govern Acquiror's claims for indemnification asserted after the Effective Time. Subject to the provisions of this Section 9.02(d), any such set-off shall be treated as a reduction of the consideration received by the Target Shareholders in the Unitary Transaction.


                    (ii) Acquiror's  right of  set-off  against  shares  of
               Acquiror Common Stock held by any Target Shareholder shall be limited to the product of the maximum amount for which indemnification shall be available and the indemnifying Target Shareholder's percentage interest in all shares of Acquiror Common Stock issued in the Unitary Transaction.

                    (iii) Acquiror  shall not  be entitled to  any recovery
               unless a claim for indemnification is made in accordance with Section 9.02 and within the twelve (12) month period immediately following the Effective Time.

                    (iv) Acquiror shall not be entitled to any recovery for
               Damages  (or  portion  thereof)  which  are attributable  to matters for which Acquiror has (x) received (or is indirectly entitled to receive) proceeds of insurance under a policy which was in effect at the Effective Time with respect to the matter for which indemnification is otherwise available hereunder, (y) separately accrued, for the period during which such claim for Damages actually arises, a charge against its reportable earnings for Tax expense directly attributable to such Damages, but only to the extent such Tax expense would not be treated or reflected as a timing difference under GAAP, and only to the extent of fifty percent (50%) of the Tax expense actually accrued by Acquiror, or (z) reserved against assets or reflected as liabilities in the Target Company Financial Statements, but only to the extent specific provision is made therefor.

                    (v) In valuing a Target Shareholder's shares of Acquiror Common Stock for purposes of Acquiror's set-off and indemnification rights under this Section 9.02(d), such shares shall in all events be valued at the average closing sale price of a share of Acquiror Common Stock as reported by the NASDAQ National Market or other securities exchange ("NASDAQ") on which the Acquiror Common Stock is traded for the ten (10) trading days prior to the Effective Time (the "Average Value").

                    (vi) Acquiror's  right  of  indemnification under  this
               Section 9.02 shall in each and every instance be limited to the set-off against and cancellation of shares with an aggregate value not exceeding ten percent (10%) of (x) the total number of shares of Acquiror Common Stock received by the indemnifying Target Shareholder under Article II of this Agreement (and/or through liquidation of the Canada Ancillary Service Entities), multiplied by (y) the Average Value.

                    (vii) Acquiror shall not be entitled to recover any amount for indemnification claims under this Section 9.02(d) unless and until the aggregate Damages which Acquiror is

               entitled to recover  in respect of  all such claims  exceeds
               U.S.   five  hundred   thousand   dollars  ($500,000)   (the
               "Basket"), and only to the extent such Acquiror's aggregate Damages exceed the Basket; provided, however, the amount of any Damage incurred or suffered, directly or indirectly, by Acquiror and proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of the Target Companies made in this Agreement shall, notwithstanding the failure of such breach, misrepresentation or inaccuracy to constitute a Target Company Adverse Effect, and notwithstanding the materiality (monetarily or otherwise) of such Damage, be specifically applied against and reduce the Basket available for purposes of this Section 9.02(vii).

                    (e) As used in this Agreement, the term "Damages" shall not include punitive or exemplary damages awarded by a court or other trier of fact, Damages arising from the breach of a representation or warranty which has been disclosed in the Target Company Disclosure Schedule or Acquiror Disclosure Schedule or otherwise actually known to an Acquiror Knowledge Person as of the Effective Date, or Damages arising solely from the failure to obtain a Material Consent (provided the person required to have obtained such consent shall have used reasonable best efforts to obtain same); provided, however, notwithstanding disclosure in the Target Company Disclosure Schedule or the actual knowledge of an Acquiror Knowledge Person, but subject to the provisions of Section 9.02(d)(vii) hereof, the Target Companies shall be obligated, jointly and severally, to indemnify and hold Acquiror harmless from and against the full amount of any Damages incurred or suffered, directly or indirectly, by Acquiror and proximately resulting from or attributable to the following specific matters prior to the Effective Time:

                    (i) The U.S. Company's failure to register (if required) under and comply with an Act relating to the regulation of telephone solicitation; providing civil and criminal penalties. Acts 1993, 73rd Leg., ch. 569, of the Texas Civ. St. Art. 5069-18.01, as amended;

                    (ii) The  U.S.  Company's   failure  to  register   (if
               required) and comply with, and the failure of its employees to register (if required) and comply with, Title XXXIII, Regulation of Trade, Commerce, Investments and Solicitations, Chapter 501, Consumer Protection, Part IV, the Florida Telemarketing Act, Fla. Stat. Section 501.601, et.seq.;





                    (iii) Marusa  Financial's failure (if any)  to maintain
               in full force and effect any required permits and licenses under applicable Canadian Laws; and

                    (iv) Marusa  Financial's  and/or  the Canada  Company's
               failure (if any) to remit Taxes actually collected under the GST, but only to the extent any such Taxes not so remitted exceed the amounts reserved therefor in the Target Companies' Financial Statements.

               SECTION 9.03.  Acquiror's    Indemnification.       Acquiror
          covenants
          and agrees to indemnify and save harmless the Target Companies and the Target Shareholders from and against any and all Damages incurred or suffered directly or indirectly by them and proximately resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of Acquiror made in this Agreement, and (ii) the failure of Acquiror to comply with, or the breach by Acquiror of, any of the covenants or agreements in this Agreement to be performed by Acquiror. The Target Companies and Target Shareholders shall not be entitled to recover any amount for indemnification claims under this Section 9.03 unless and until the aggregate Damages which the Target Companies are entitled to recover in respect of all such claims exceed the Basket, and only to the extent the Target Companies' aggregate Damages exceed the Basket.

               SECTION 9.04.  Indemnification Procedures.

                    (a) In the event that any party hereto shall sustain or incur any Damages in respect of which indemnification may be sought by such party pursuant to this Agreement, the party to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by serving written notice on the party providing indemnification (the "Indemnitor"), stating the nature and basis of such claim.

                    (b)  The  Indemnitee shall  provide the  Indemnitor, on
               request,  all  information   and  documentation   reasonably
               necessary to support and verify any Damages which the Indemnitee believes give rise to a claim for indemnification hereunder, and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

                    (c) In case either party has received actual notice of any claim asserted or any action or administrative or other proceeding in respect of which claim, action or proceeding such party believes indemnity properly may be sought against the other party pursuant to this Agreement, the Indemnitee

               shall,  within thirty  (30) days  of receiving  such notice, give notice thereof in writing to the Indemnitor, but failure to give such notice within such time period shall relieve the Indemnitor of its indemnification obligation only to the extent of actual prejudice resulting therefrom. Within fifteen (15) days after receipt of notice of such claim, action or proceeding, the Indemnitor may give the Indemnitee written notice of its election to conduct the defense of such claim, action or proceeding; provided, however, that the Indemnitee shall have the right to participate in the defense thereof, but such participation shall  be solely at the expense of the Indemnitee, without a
               right of  further reimbursement.   Until the  Indemnitee has
               received notice of the Indemnitor's election whether to defend any claim, action or proceeding, the Indemnitee shall take reasonable steps  to defend (but  may not settle)  such
               claim, action or proceeding.   If the Indemnitor has  not so
               notified   the  Indemnitee   in  writing  within   the  time
               hereinabove provided of its  election to conduct the defense of such claim, action or proceeding, the Indemnitee shall conduct the defense of any such claim, action or proceeding; provided that the Indemnitee shall not at any time settle, compromise or satisfy any such claim, action or proceeding without the written consent of the Indemnitor, which shall
               not  unreasonably  be   withheld.    Any   such  settlement,
               compromise or satisfaction made by the Indemnitee with the Indemnitor's consent of, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnitee shall be binding upon the Indemnitor.
               The failure of the Indemnitor to assume the defense of any claim, action or proceeding shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter thereof. If the Indemnitor has elected under this Section to conduct the defense of any claim, action or proceeding, then the Indemnitor shall be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding.

                                      ARTICLE X

                                  GENERAL PROVISIONS

               SECTION 10.01. Notices.        All    notices   and    other
          communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:


               If to Acquiror, Acquiror Sub-1 or Acquiror Sub-2:

                    HA-LO Industries, Inc.
                    5980 West Touhy Avenue
                    Niles, IL 60714
                    Attention:  Mr. Richard A. Magid, CFO
                    Facsimile number:  847.647.4970

                              with copies to:

                    Marc S. Roth, Esq.
                    Marc S. Roth & Associates, Ltd.
                    261 Walden Drive
                    Glencoe, IL 60022
                    Facsimile number:  847.835.3418

                              -and-

                    Barry J. Shkolnik
                    Neal Gerber & Eisenberg
                    Two North LaSalle Street
                    Suite 2200
                    Chicago, IL 60602
                    Facsimile number:  312.269.1747

               (a)  If to the Target Companies:

                    Market USA, Inc.
                    701 Lee Street
                    Des Plaines, IL 60610
                    Attention:  Mr. Seymour Okner, CEO
                    Facsimile No.:  847.803.1825

                              with a copy to:

                    David W. Schoenberg, Esq.
                    Altheimer & Gray
                    10 South Wacker Drive
                    Suite 4000
                    Chicago, IL 60606
                    Facsimile No.:  312.715.4800

               SECTION 10.02. Amendment. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Acquiror, no amendment may be made which would increase the amount or change the type of consideration into which each share of Target Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Unitary Transaction. This Agreement may not be amended except by an instrument in writing signed by the parties.


               SECTION 10.03. Waiver. At any time prior to the Effective Time, any party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive in writing any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 10.04. Headings.   The  headings contained  in  this
          Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 10.06. Entire Agreement. This Agreement (together with the Exhibits, and the Target Company and Acquiror Disclosure Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Any matter which is disclosed in any portion of the Target Company or Acquiror Disclosure Schedule shall be deemed to have been disclosed for the purposes of all relevant provisions of this Agreement. The inclusion of any item in any such Disclosure Schedule shall not be deemed evidence of the materiality of such item for purposes of this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether orally or in writing, shall be deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.




               SECTION  10.07. Assignment.    This Agreement  shall not  be
          assigned by operation of law or otherwise.

               SECTION 10.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Unitary Transaction pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               SECTION 10.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois, regardless of the Laws that might other vise govern under applicable principles of conflicts of law.

               SECTION 10.10. Counterparts. This Agreement may be executed in or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Each person owning shares of U.S. Company or Canada Company Common Stock on the date of this Agreement shall execute this Agreement on the date hereof as a Target Shareholder, and every other person so acquiring shares of U.S. Company or Canada Company Common Stock after the date of this Agreement and prior to the Effective Time shall execute a separate undertaking or counterpart hereof, agreeing to be bound by all the representations, warranties, covenants and agreements of a Target Shareholder herein.

               SECTION 10.11. Power of Attorney. Each of the Target Shareholders hereby appoints Sy Okner, with full power of
          substitution, as his attorney in fact,  with   full   power   and
          authority:

                    (a) to execute and deliver, on behalf of such Target Shareholder, and to accept delivery of, on behalf of such Target Shareholder, such documents as may be deemed by the Sy Okner, in his sole discretion, to be appropriate to consummate this Agreement;

                    (b) to deliver on behalf of such Target Shareholder, certificates representing the U.S. Company Common Common Stock or Canada Company Common Stock to be converted in the Unitary Merger Transaction;

                    (c) to receive, on behalf of such Target Shareholder, the shares of Acquiror Common Stock to be issued to such Target Shareholder in the Unitary Merger Transaction;

                    (d) to (x) dispute or refrain from disputing, on behalf of such Target Shareholder, any claim made by


               Acquiror under this Agreement; (y) negotiate and compromise, on behalf of such Target Shareholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement, and (z) execute, on behalf of such Target Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy;

                    (e) to waive, on behalf of such Target Shareholder, any closing condition contained in Article VII of this Agreement and to give or agree to, on behalf of such Target Shareholder, any and all consents, waivers, amendments or modifications, deemed by Sy Okner, in his sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

                    (f) to enforce, on behalf of such Target Shareholder, any claim against Acquiror arising under this Agreement;

                    (g) to engage attorneys, accountants and agents at the expense of the Target Shareholders;

                    (h) to amend this Agreement (other than this Section 10.11) or any of the instruments to be delivered to Acquiror by such Target Shareholder pursuant to this Agreement; and

                    (i) to give such instructions and to take such action or refrain from taking such action, on behalf of such Target Shareholder, as Sy Okner deems, in his sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

               Each Target Shareholder shall severally indemnify Sy Okner against any Damages (except such as result from his gross negligence or willful misconduct) that Sy Okner may suffer or incur in connection with any action or omission by him. Each Target Shareholder shall bear its pro-rata portion of such Damages. Sy Okner shall have no liability to any Target Shareholder with respect to any action or omission taken or omitted to be taken by him pursuant to this Section 10.11, except for Sy Okner's gross negligence or willful misconduct. The power of attorney granted to Sy Okner pursuant to this Section 10.11 is coupled with an interest and is irrevocable.

               IN WITNESS WHEREOF, Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, Marusa Financial, Nerok and the Target Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.




                                   HA-LO INDUSTRIES, INC.



                                   By:       /s/ Lou Weisbach
                                        Its: Chief Executive Officer

                                   HA-LO ACQUISITION CORPORATION, INC.,


                                   By:  /s/ Lou Weisbach
                                        Its: President

                                   HA-LO ACQUISITION CORPORATION OF CANADA,
                                   LTD.,

                                   By:  /s/ Lou Weisbach
                                        Its: President

                                   MARKET USA, INC.



                                   By:  /s/ Seymour N. Okner
                                        Its: President

                                   MARUSA MARKETING INC.


                                   By:  /s/ Seymour N. Okner
                                        Its: President

                                   MARUSA FINANCIAL SERVICES LTD.

                                   By:  /s/ Seymour N. Okner
                                        Its: President

                                   NEROK VERIFICATIONS INC.

                                   By:  /s/ Anne Okner
                                        Its: President

                                   TARGET SHAREHOLDERS:

                                   /s/ Seymour N. Okner
                                   Seymour N. Okner

                                   /s/ Samuel P. Okner
                                   Samuel P. Okner





                                   ELLYN   ROBBINS   FAMILY   TRUST   UNDER
                                   AGREEMENT DATED MAY 14, 1996

                                   /s/ Anne Okner
                                   Anne Okner, Co-Trustee

                                   /s/ Ellyn Robbins
                                   Ellyn Robbins, Co-Trustee

                                   JOEL   C.   OKNER  FAMILY   TRUST  UNDER
                                   AGREEMENT DATED MAY 14, 1996

                                   /s/ Anne Okner
                                   Anne Okner, Co-Trustee

                                   /s/ Joel C. Okner
                                   Joel C. Okner, Co-Trustee

                                   SAMUEL P. OKNER, FAMILY TRUST UNDER
                                   AGREEMENT DATED MAY 14, 1996

                                   /s/ Anne Okner
                                   Anne Okner, Co-Trustee

                                   /s/ Samuel P. Okner
                                   Samuel P. Okner, Co-Trustee

                                   MERCHANT PARTNERS, LIMITED PARTNERSHIP

                                   By:  Merchant Advisors, Limited
                                        Partnership, general partner

                                   By:  Merchant Development Corp., general
                                        partner

                                   By:  /s/ Raymond L. Bank

                                        President












          182519_01

                                  FIRST AMENDMENT TO
                     AGREEMENT AND PLAN OF MERGER AND AMALGAMATION

               THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND
          AMALGAMATION ("Amendment One") is made and entered into as of this 30th day of September, 1996, by and among HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), HA-LO ACQUISITION CORPORATION, INC., an Illinois corporation ("Acquiror Sub-1"), HA-LO ACQUISITION CORPORATION OF CANADA LTD., a Canadian federal corporation ("Acquiror Sub-2"), MARKET USA, INC., an Illinois
          corporation  (the  "U.S.  Company"),  MARUSA  MARKETING  INC.,  a
          Canadian federal corporation (the "Canada Company"), MARUSA FINANCIAL SERVICES LTD., a Canadian federal corporation ("Marusa Financial"), NEROK VERIFICATIONS INC., a Canadian federal corporation ("Nerok"), and the shareholders of the U.S. Company and the Canada Company (such shareholders, together with every other person who acquires shares of the authorized capital stock of the U.S. Company or the Canada Company prior to the Effective Time, are hereafter collectively the "Target Shareholders", and each individually is a "Target Shareholder").

               WHEREAS, the parties have entered into an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger"), whereunder HA-LO will acquire the U.S. Company and the Canada Company through a series of transactions intended to qualify as a reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended, an exempt transaction under the Canada/U.S. Income Tax Convention, as amended, and a pooling of interests under applicable securities and accounting rules;

               WHEREAS, Section 1.03 of the Plan of Merger contemplates that, at the Effective Time, HA-LO would purchase the assets of Marusa Financial and Nerok through a Canadian designee (the "Ancillary Asset Acquisition");

               WHEREAS,  in  lieu  of  consummating  the  Ancillary   Asset
          Acquisi-tion, the parties have determined it would be more appropriate for HA-LO to purchase (i) all issued and outstanding shares of Marusa Financial which are owned by Seymour N. Okner and Samuel P. Okner, and (ii) all of the issued and outstanding shares of Nerok; and

               WHEREAS, the sole shareholders of Nerok are Anne Okner and Debra Okner (the "Nerok Shareholders"), who are not otherwise signatories to the Plan of Merger; and

               WHEREAS, the parties are desirous of amending the Plan of Merger for the purposes of cancelling the Ancillary Asset Acquisition, and establishing terms and conditions pursuant to which  HA-LO would purchase (i) the issued and outstanding shares of Marusa Financial which are owned by Seymour N. Okner ("Sy Okner") and Samuel P. Okner ("Sam Okner"), and (ii) all of the
          issued   and  outstanding   shares  of   Nerok  from   the  Nerok
          Shareholders;

               WHEREAS, Section 10.2 of the Plan of Merger provides that the agreement of the parties may be amended, modified or altered only by action taken by or on behalf of the Boards of Directors of HA-LO, Acquiror Sub-1, Acquiror Sub-2, the Target Companies, Marusa Financial and Nerok prior to the Effective Time;

               WHEREAS, HA-LO, Acquiror Sub-1, Acquiror Sub-2, the Target Companies, Marusa Financial, Nerok and the Target Shareholders have agreed to amend the Plan of Merger as provided in this Preamble;

               NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               1. Reference is hereby made to the Plan of Merger. Unless otherwise provided in this Amendment One, all capitalized terms shall have the meanings ascribed to them under the Plan of Merger.
               2. This Amendment One shall be conclusive, final and binding on the parties and their successors with respect to the matters herein, and in the event of an ambiguity between the terms and provisions of this Amendment One and the terms and provisions of the Plan of Merger, the terms and provisions of this Amendment One shall, to the fullest extent possible, govern and control the rights and obligations of the parties.

               3. Section 1.03 of the Plan of Merger is hereby amended in its entirety to read as follows:

               "SECTION 1.03   Acquisition of Outstanding  Shares of Marusa
          Financial and Nerok.

                    (a) Upon the terms and subject to the conditions set forth in this Agreement and the Stock Purchase Agreement in the form attached to this Agreement as Exhibit "A-1" (the "Marusa Financial Stock Purchase Agreement", which is by this reference specifically incorporated in and made a part hereof), at the Effective Time, Sy Okner and Sam Okner
               (collectively, the "Selling Target Shareholders") shall sell, convey, transfer and assign to Acquiror, and Acquiror shall purchase from the Selling Target Shareholders, free and clear of any liability, lien, claim, restriction or encumbrance whatsoever, the entire right, title and interest in and to their shares of Marusa Financial. As consideration therefor, Acquiror shall issue fifty (50) shares of Acquiror Common Stock to the Selling Target


               Shareholders, to be divided between them in the manner provided in the Marusa Financial Stock Purchase Agreement. Acquiror hereby acknowledges that the Selling Target Shareholders (i) have informed Acquiror they do not own all of the authorized and outstanding shares of, or other forms of ownership in, Marusa Financial, and (ii) have neither promised nor made representations to Acquiror regarding the intentions of Ernest E. Gershon with respect to the fifty-one (51) Class B shares of Marusa Financial reflected as being owned by him in the permanent records of the corporation.

                    (b) Upon the terms and subject to the conditions set forth in this Agreement and the Stock Purchase Agreement in the form attached to this Agreement as Exhibit "A-2" (the "Nerok Stock Purchase Agreement", which is by this reference specifically incorporated in and made a part hereof), at the Effective Time, Anne Okner and Debra Okner (the spouses of Sy Okner and Sam Okner, and hereafter sometimes collectively referred to as the "Nerok Shareholders") shall sell, convey, transfer and assign to Acquiror, and Acquiror shall purchase from the Nerok Shareholders, free and clear of any liability, lien, claim, restriction or encumbrance whatsoever, the entire right, title and interest in and to their shares of Nerok. As consideration therefor, Acquiror shall issue fifty (50) shares of Acquiror Common Stock to the Nerok Shareholders, to be divided between them in the manner provided in the Nerok Stock Purchase Agreement."

               4. The Plan of Merger is hereby amended in its entirety to cancel reference to the Ancillary Asset Acquisition and, in replacement therefor, substitute the Marusa Financial Stock Purchase Agreement, the Nerok Stock Purchase Agreement, the transactions contemplated thereunder and all documents, actions and/or forbearances required or reasonably deemed necessary by Acquiror, a Selling Target Shareholder or a Nerok Shareholder to effectuate the transactions contemplated thereby. The parties acknowledge and agree that (i) the closing of the transactions under the Marusa Financial Stock Purchase Agreement and the Nerok Stock Purchase Agreement shall constitute conditions to the obligations of the parties thereto to close the other transactions under the Plan of Merger, and (ii) a refusal by either Nerok Shareholder to execute, deliver or perform the Nerok Stock Purchase Agreement shall be deemed a failure to satisfy the conditions of Section 7.02(b) of the Plan of Merger.

               5. The parties hereby acknowledge that Merchant Partners, Limited Partnership, a Delaware limited partnership ("MPLP"), by virtue of its exercise of option under an agreement dated November 9, 1995, memorializing an oral understanding reached in October, 1993, with certain Target Shareholders, has recently acquired shares of Target Company Common Stock and become a


          Target Shareholder hereunder. MPLP hereby ratifies and reaffirms its execution and delivery of the Plan of Merger, MPLP and the other parties hereby agreeing that, at all relevant times hereafter, MPLP shall be subject to and observe the terms and conditions of the Plan of Merger as fully as though it was an original signatory thereto.

               6. In all other respects, the terms and conditions of the Plan of Merger shall remain in full force and effect.

               IN WITNESS WHEREOF, Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, Marusa Financial, Nerok and the Target Shareholders have caused this Amendment One to be executed as of the date first written above by their respective officers duly authorized.

                                   HA-LO INDUSTRIES, INC.


                                   By:       /s/ Richard A. Magid

                                        Its: Vice President


                                   HA-LO ACQUISITION CORPORATION, INC.


                                   By:       /s/ Richard A. Magid

                                        Its: Vice President


                                   HA-LO ACQUISITION CORPORATION OF CANADA,
                                        LTD.


                                   By:       /s/ Richard A. Magid

                                        Its: Treasurer


                                   MARKET USA, INC.


                                   By:       /s/ Seymour N. Okner

                                        Its: President







                                   MARUSA MARKETING INC.


                                   By:       /s/ Seymour N. Okner

                                        Its: President


                                   MARUSA FINANCIAL SERVICES LTD.


                                   By:       /s/ Seymour N. Okner

                                        Its: President


                                   NEROK VERIFICATIONS INC.


                                   By:       /s/ Anne Okner

                                        Its: President


                                   TARGET SHAREHOLDERS:

                                   MERCHANT PARTNERS, LIMITED PARTNERSHIP

                                   By:  Merchant Advisors, Limited
                                        Partnership, its general partner

                                   By:  Merchant Development Corp.,
                                        its general partner


                                   By:  /s/ Raymond L. Bank
                                        Raymond L. Bank, President




                                   /s/ Seymour N. Okner
                                   Seymour N. Okner




                                   /s/ Samuel P. Okner
                                   Samuel P. Okner





                                   ELLYN   ROBBINS   FAMILY   TRUST   UNDER
                                   AGREEMENT DATED MAY 14, 1996


                                   By:  /s/ Anne Okner
                                        Anne Okner, Co-Trustee


                                   By:  /s/  Ellyn Robbins

                                        Ellyn Robbins, Co-Trustee


                                   JOEL C. OKNER FAMILY TRUST UNDER
                                   AGREEMENT DATED MAY 14, 1996


                                   By:  /s/ Anne Okner
                                        Anne Okner, Co-Trustee


                                   By:  /s/ Joel C. Okner

                                        Joel C. Okner, Co-Trustee


                                   SAMUEL P. OKNER FAMILY TRUST UNDER
                                   AGREEMENT DATED MAY 14, 1996


                                   By:  /s/ Anne Okner
                                        Anne Okner, Co-Trustee


                                   By:  /s/ Sam Okner

                                        Sam Okner, Co-Trustee

















          SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND AMALGAMATION

               THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND AMALGAMATION ("Second Amendment") is made and entered into as of this 30th day of September, 1996, by and among HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), party of the first part; and MARKET U.S.A., INC., an Illinois corporation ("Market"), MARUSA MARKETING INC., a Canadian federal corporation ("Marusa") (Market and Marusa are collectively, the "Target Companies"), and SEYMOUR N. OKNER (the "Shareholder"), individually and as attorney-in-fact for all Target Shareholders (as defined herein), parties of the second part (collectively, the "Target Parties").

               WHEREAS, HA-LO, HA-LO Acquisition Corporation, Inc., an Illinois corporation ("HA-LO Sub-1"), HA-LO Acquisition Corporation of Canada Ltd., a Canadian federal corporation ("HA-LO Sub-2") (the foregoing parties are collectively, the "HA-LO Parties"), the Target Parties and certain affiliates of the Target Parties entered into an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Merger Agreement"), under which, among other events (i) HA-LO Sub-1 agreed to merge with and into Market, with Market continuing as the surviving corporation (the "Merger"), and (ii) HA-LO Sub-2 and Marusa agreed to amalgamate, such that their separate corporate existences ceased with both continuing in existence as one amalgamated corporation (the "Amalgamation"); and

               WHEREAS, the closing of the transactions contemplated under the Merger Agreement (the "Effective Time"), as modified by that certain First Amendment to Agreement and Plan of Merger and Amalgamation dated even date herewith ("First Amendment"), are scheduled to occur simultaneously with the execution and delivery of this Second Amendment; and

               WHEREAS, at the Effective Time, the Target Shareholders owning shares of Market immediately prior to the Merger, and the Target Shareholders owning shares of Marusa immediately prior to the amalgamation, are to receive, in exchange for their shares in the respective Target Companies, a fixed number of shares of HA-LO's authorized common capital stock, no par value; and

               WHEREAS, the parties to the Merger Agreement have in certain instances agreed to indemnify and save harmless certain other parties thereto from and against certain qualifying "Damages" (as defined in the Merger Agreement) incurred or suffered directly or indirectly by such other parties and proximately resulting from or attributable to, among other matters, a breach of, or misstatement in, any one or more of the representations or warranties of the indemnifying parties set forth in the Merger Agreement; and

               WHEREAS, HA-LO has asserted a claim for Damages against the Target Parties (the "HA-LO Damage Claim") arising from the breach of, and misstatement in, certain representations and warranties of the Target Companies set forth in the Merger Agreement, which HA-LO Damage Claim is evidenced by certain disclosures of the Target Companies set forth in the second revised "Target Company Disclosure Schedule" delivered to HA-LO prior to the date of this Second Amendment (the "Second Revised Disclosure Schedule", a true and correct copy of which is attached to this Second Amendment as Exhibit A); and

               WHEREAS, after discussions, and in consideration of the mutual desire of the parties hereto to consummate the transactions contemplated under the Merger Agreement, the HA-LO Parties and the Target Parties have agreed to (i) fully and finally determine the terms and conditions under which the Target Shareholders shall indemnify the HA-LO Parties pursuant to
          Article IX of the Merger Agreement for their damages arising from and as a result of the HA-LO Damage Claim, and (ii) thereafter diligently proceed to consummate the transactions contemplated under the Merger Agreement in accordance with the terms and conditions thereof;

               NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               1. Reference is hereby made to the Merger Agreement and the First Amendment. Unless otherwise provided in this Second Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Merger Agreement and the First Amendment. This Second Amendment is entered into pursuant to, and is specifically intended to supplement, the Merger Agreement and the First Amendment.

               2. This Second Amendment shall be conclusive, final and binding on the parties and their successors with respect to all rights of indemnification of the HA-LO Parties under Section 9.02(b) and 9.02(c)(y) of the Merger Agreement with respect to Damages directly or indirectly incurred or suffered by any of them from, in connection with or as a result of the changes and events (i) described in Section 3.07(b)(1) of the Second Revised Disclosure Schedule, (ii) relating to any GST and/or QST owed by the Canada Company or Marusa Financial for periods ending on or prior to the Effective Time (which together with interest and penalties thereon are hereafter collectively, the "Canadian Taxes") described on page 15 of the Second Revised Disclosure Schedule, and (iii) relating to U.S. federal and state taxes, interest and penalties arising from the failure to file 1099 Informational Returns for payments to non-employees and transactions with other persons (the "1099 Taxes") (collectively, the "Settled Matters"), and irrespective of whether the Settled Matters would, in themselves, or in combination with other

          changes or events not so set forth or described, constitute a breach of, or misstatement in, the representations and warranties of the Target Companies made in the Merger Agreement.

               3. The parties hereto agree that, on or prior to October 11, 1996, the Target Shareholders shall pay HA-LO the U.S. dollar equivalent of CN $144,000, in settlement of the obligations of the Target Shareholders under Section 9.02(c)(y) of the Merger Agreement. Such amount shall be converted to United States Dollars utilizing the exchange rate in effect as of the date hereof, as quoted in the Wall Street Journal for Tuesday, October 1, 1996. At the election of the Target Shareholders, such amount shall be paid to HA-LO (i) in cash, in United States Dollars, or
          (ii) by means of pro-rata cancellation of the Acquiror Shares issued to the Target Shareholders at the Effective Time, utilizing for such purpose a value of $29.1875 per share, which shall constitute the Average Value for all purposes under the
          Merger   Agreement.       The  parties  agree   to  cooperate  in
          effectuating any such cancellation. The Target Shareholders represent to HA-LO that all other Employee Health Taxes which are due and payable in Canada through August 31, 1996 (September 1996 Employee Health Taxes are not due as of the date hereof) have been paid in full, and agree they shall pay directly and hold the HA-LO Parties harmless from and against any interest and penalties attributable to any delinquencies in Employee Health Taxes for periods prior to September 1, 1996.

               4. From and after the Effective Time, the Target Shareholders shall be obligated to indemnify and hold the HA-LO Parties harmless from and against any (i) 1099 Taxes assessed or assessable aginst the U.S. Surviving Corporation, and (ii) Canadian Taxes assessed or assessable against the Amalgamated Canada Corporation and Marusa Financial, with respect to all periods ending on or prior to the Effective Time, without regard to the provisions of Section 9.02 of the Merger Agreement, to the extent such 1099 Taxes and Canadian Taxes (x) exceed U.S. $50,000, and (y) do not exceed U.S. $490,000. All remaining 1099 Taxes and/or Canadian Taxes which become payable by the U.S. Survivor Corporation, Amalgamated Canada Corporation or Marusa Financial and which are not indemnifiable pursuant to the preceding  sentence  shall  constitute  Damages  which  shall  be
          indemnifiable   pursuant  to  Section   9.02(b)  of   the  Merger
          Agreement, subject to the limitations set forth in Section 9.02(d) of the Merger Agreement.

               5. In all other respects, the terms and conditions of the Merger Agreement, as amended by the First Amendment and this Second Amendment shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties have duly executed this Second Amendment on the day and year first above written.



                                   HA-LO INDUSTRIES, INC.



                                   By: /s/ Richard A. Magid
                                        Its: COO

                                   MARKET U.S.A., INC.



                                   By: /s/ Seymour N. Okner
                                        Its: President

                                   MARUSA MARKETING INC.



                                   By: /s/ Seymour N. Okner
                                        Its: President



                                   /s/ Seymour N. Okner
                                   Seymour N. Okner, individually and
                                   as attorney-in-fact for the Target
                                   Shareholders

























